UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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UNDER ARMOUR, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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UNDER ARMOUR, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 9, 2019

Notice is hereby given that the Annual Meeting of Stockholders of Under Armour, Inc. will be held on Thursday, May 9, 2019 at 10:00 a.m., Eastern Time, at the company’s office located at 2601 Port Covington Drive, Baltimore, Maryland 21230 to consider and vote on the following matters:

1.	To elect ten directors nominated by the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To approve, on an advisory basis, our executive compensation;

3.	To approve our Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan to increase the number of Class C shares reserved for issuance, among other changes; and

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

We will also transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of the ten nominees listed in the accompanying proxy statement to the Board of Directors, “FOR” the approval of our executive compensation, “FOR” the approval of our Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Only holders of record of Class A Common Stock or Class B Common Stock as of the close of business on February 22, 2019 are entitled to notice of, or to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of Class C Common Stock have no voting power as to any items of business that may properly be brought before the Annual Meeting. In accordance with our Bylaws, for ten days prior to the Annual Meeting, a list of those stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Secretary, Under Armour, Inc., 2601 Port Covington Drive, Baltimore, Maryland 21230. This list also will be available at the Annual Meeting.

All stockholders are invited to attend the Annual Meeting. If you are a stockholder of record as of the February 22, 2019 record date, you will be admitted to the meeting if you present a form of photo identification. If you own stock beneficially, such as through a bank or broker, you will be admitted to the meeting if you present a form of photo identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.

Whether or not you intend to be present in person at the Annual Meeting, please vote your shares promptly by following the voting instructions that you have received.

By Order of the Board of Directors

John Stanton
General Counsel and Secretary

Baltimore, Maryland

March 27, 2019

UNDER ARMOUR, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May  9, 2019

GENERAL INFORMATION

This Proxy Statement is being provided to solicit proxies on behalf of the Board of Directors of Under Armour, Inc. for use at the Annual Meeting of Stockholders and at any adjournment or postponement thereof. The meeting is to be held on Thursday, May 9, 2019, at 10:00 a.m., Eastern Time, at the company’s office located at 2601 Port Covington Drive, Baltimore, Maryland 21230. We expect to first send or give to stockholders this Proxy Statement, together with our 2018 Annual Report to Stockholders, on approximately March 28, 2019.

Our principal offices are located at 1020 Hull Street, Baltimore, Maryland 21230. In this Proxy Statement we refer to Under Armour, Inc. as Under Armour, we, us, our or the company.

Internet Availability of Proxy Materials

Pursuant to rules of the Securities and Exchange Commission, or SEC, we are making our proxy materials available to our stockholders electronically over the Internet rather than mailing the proxy materials. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our holders of Class A Common Stock and Class B Common Stock. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2018 Annual Report to Stockholders, on the website referred to in the notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The SEC rules require us to notify all stockholders, including those stockholders to whom we have mailed proxy materials, of the availability of our proxy materials over the Internet.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on May 9, 2019

Our Proxy Statement and 2018 Annual Report to Stockholders are available at

https://about.underarmour.com/investor-relations/news-events-presentations/#module-6

Who May Vote

Only holders of record of our Class A Common Stock, which we refer to as Class A Stock, and holders of record of our Class B Convertible Common Stock, which we refer to as Class B Stock, at the close of business on February 22, 2019, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 187,901,930 shares of Class A Stock and 34,450,000 shares of Class B Stock were issued and outstanding. Each share of Class A Stock entitles the holder to cast one vote on each matter to be considered at the Annual Meeting and each share of Class B Stock entitles the holder to cast ten votes on each matter to be considered at the Annual Meeting. Holders of Class A Stock and holders of Class B Stock will vote together as a single class on all matters. Stockholders are not allowed to cumulate their votes in the election of the directors. Holders of our Class C Common Stock, which we refer to as Class C Stock, have no voting power as to any items of business that will be voted on at the Annual Meeting.

What Constitutes a Quorum

Stockholders may not take action at a meeting unless there is a quorum present at the meeting. Holders of Class A Stock and Class B Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

The election of each director requires a plurality of the votes cast at the Annual Meeting. The approval of our executive compensation, the approval of our Third Amended and Restated Omnibus Long-Term Incentive Plan, which we refer to as the Amended 2005 Plan, and the ratification of the appointment of our independent registered public accounting firm each requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Voting Process

Shares for which proxies are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of the ten nominees to the Board of Directors named in this Proxy Statement, “FOR” the advisory approval of our executive compensation, “FOR” the approval of our Third Amended and Restated Omnibus Long-Term Incentive Plan, and “FOR” the ratification of the appointment of our independent registered public accounting firm. It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you are the record holder of your shares, meaning you appear as the stockholder of your shares on the records of our stock transfer agent, you vote your shares directly through one of the methods described below. If you own shares in street name, meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you instruct your bank or brokerage firm how to vote your shares through the methods described on the voting instruction form provided by your bank or brokerage firm.

How to Vote

Holders of our Class A Stock and Class B Stock as of the Record Date may vote their shares by one of the following methods.

Internet

To vote your shares by Internet, please visit the website listed on your Notice of Internet Availability of Proxy Materials, or the enclosed proxy card or voting instruction form, and follow the on-screen instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. If you vote by Internet, you do not need to mail your proxy card or voting instruction form.

Telephone

If you received a paper proxy card or voting instruction form and would like to vote your shares by telephone, please follow the instructions on the proxy card or voting instruction form. If you vote by telephone, you do not need to mail your proxy card or voting instruction form.

Mail

If you received a paper proxy card or voting instruction form and would like to vote your shares by mail, please follow the instructions on the proxy card or voting instruction form. Please be sure to sign and date your proxy card. If you do not sign your proxy card, your votes cannot be counted. Mail your proxy card or voting instruction form in the pre-addressed, postage-paid envelope.

In Person

You may also attend the Annual Meeting and vote in person. If you own your stock in street name and wish to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to obtain a legal proxy. However, to ensure your shares are represented, we ask that you vote your shares by Internet, telephone or mail, even if you plan to attend the meeting.

Attendance at the Annual Meeting

Holders of our Class A Stock, Class B Stock and Class C Stock may attend the Annual Meeting in person, although holders of Class C Stock will not be entitled to vote on any matter to be considered at the Annual Meeting. If you are the record holder of your shares, you will be required to present a form of photo identification for admission to the Annual Meeting. If you own your stock in street name, you may attend the Annual Meeting in person provided that you present a form of photo identification and proof of ownership, such as a recent brokerage statement or a letter from a bank or broker. Directions to the Annual Meeting are available at https://about.underarmour.com/investor-relations/news-events-presentations/#module-6.

Revocation

If you are the record holder of your shares, you may revoke or cancel a previously granted proxy at any time before the Annual Meeting by delivering to the Secretary of Under Armour at 2601 Port Covington Drive, Baltimore, Maryland 21230, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any stockholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from the bank or brokerage firm and voting in person at the Annual Meeting. Your personal attendance at the meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Abstentions and Broker Non-Votes

Shares held by stockholders present at the Annual Meeting in person or by proxy who do not vote on a matter and ballots or proxies marked “abstain” or “withheld” on a matter will be counted as present at the meeting for quorum purposes, but will not be considered votes cast on the matter.

If your shares are held in street name through a bank or broker and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares under certain circumstances in accordance with NYSE rules that govern banks and brokers. These circumstances include “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm described in this Proxy Statement. Thus, if you do not vote your shares with respect to these matters, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, the advisory approval of our executive compensation and the amendment and restatement of our 2005 Plan are not considered “routine matters.” Thus, if you do not vote your shares with respect to any of these matters, your bank or broker may not vote the shares, and your shares will be left unvoted on the matter.

“Broker non-votes” (which are shares represented by proxies, received from a bank or broker, that are not voted on a matter because the bank or broker did not receive voting instructions from the beneficial owner) will be treated the same as abstentions, which means they will be present at the Annual Meeting and counted toward the quorum, but they will not be counted as votes cast on the matter. Abstentions and broker non-votes will not have an effect on any of the proposals at this meeting because they will not be counted as votes cast.

Householding

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. This process, referred to as householding, reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record. Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our shares, you may have already received a householding notice from your broker. Please contact your broker directly if you have any questions or require additional copies of the proxy materials. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household and begin receiving multiple copies.

Solicitation of Proxies

We pay the cost of soliciting proxies for the Annual Meeting. We solicit by mail and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile or written or electronic mail. Stockholders are requested to return their proxies without delay.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information known to us regarding the beneficial ownership of shares of our common stock by:

•	each current director and nominee for director;

•	our Chief Executive Officer and the other executive officers named in the 2018 Summary Compensation Table;

•	all of our directors and executive officers as a group; and

•	by each person, or group of affiliated persons, known to us to beneficially own more than 5% of any class of our outstanding shares of Class A Stock.

Except as otherwise set forth in the footnotes below, the address of each beneficial owner is c/o Under Armour, Inc., 1020 Hull Street, Baltimore, Maryland 21230, and to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned. Unless otherwise noted, the information is stated as of February 22, 2019, the Record Date for the Annual Meeting of Stockholders. No shares in this table held by our directors or executive officers are pledged as security. The table below does not include restricted stock unit, or RSU, awards with shares issuable more than 60 days from February 22, 2019, stock options exercisable more than 60 days from February 22, 2019, or any RSUs or stock options with performance based vesting conditions that have not yet been satisfied. With respect to our 5% stockholders, the table below does not present their ownership of our Class C Stock due to its non-voting status.

	Class A and Class B Stock		Class C Stock
Beneficial Owner	Beneficially Owned Shares(1)	Percentage of Shares of Class Outstanding(2)	Beneficially Owned Shares(1)	Percentage of Shares of Class Outstanding	Percentage of Voting Power(3)
Kevin A. Plank (4)(5)	34,742,229	15.6%	34,198,117	15.3%	64.7%
George W. Bodenheimer (6)	3,000	*	3,021	*	*
Douglas E. Coltharp (6)(7)	98,914	*	99,279	*	*
Jerri L. DeVard (6)	1,200	*	0	*	*
Mohamed A. El-Erian (6)	11,650	*	3,675	*
Karen W. Katz (6)(8)	2,000	*	2,014	*	*
A.B. Krongard (6)(9)	68,693	*	68,917	*	*
William R. McDermott (6)(9)	12,244	*	12,330	*	*
Eric T. Olson (6)	0	*	0	*	*
Harvey L. Sanders (6)(9)	186,244	*	187,565	*	*
David Bergman (10)	26,835	*	64,856	*	*
Kevin Eskridge (11)	18,890	*	78,525	*	*
Paul Fipps (12)	11,015	*	76,862	*	*
Patrik Frisk (13)	14,000	*	120,076	*	*
All Executive Officers and Directors as a Group (6)(14)	35,281,490	15.9%	35,125,823	15.7%	64.8%
5% Stockholders
Adage Capital Partners, L.P. (15)	11,424,973	5.1%			2.1%
Baillie Gifford & Co (16)	17,590,526	7.9%			3.3%
BlackRock, Inc. (17)	12,307,017	5.5%			2.3%
The Vanguard Group (18)	19,220,813	8.6%			3.6%
Wellington Management Group LLP (19)	24,080,579	10.8%			4.5%

*	Less than 1% of the shares.

(1)	Includes any stock options exercisable within 60 days of February 22, 2019 or shares issuable within 60 days of February 22, 2019 upon the vesting of RSUs.
(2)

The percentage of outstanding figure takes into account the 34,450,000 shares of outstanding Class B Stock held, directly or indirectly, by Mr. Plank. These shares of Class B Stock may be converted under certain circumstances, including at the option of Mr. Plank, into shares of Class A Stock. If the shares of Class B Stock are not counted, the percentage of outstanding Class A Stock owned is as follows: Mr. Plank, less than one percent, all executive officers and directors as a group, less than one percent, Adage Capital Partners, L.P. 6.1%, Baillie Gifford & Co., 9.4%, BlackRock, Inc., 6.6%, The Vanguard Group, 10.2% and Wellington Management Group LLP 12.8%.

(3)

Each share of Class A Stock has one vote and each share of Class B Stock has ten votes. The percentage of voting power reflects the combined effects of both Class A Stock and Class B Stock. Our Class C Stock is non-voting.

(4)

Includes 16,991 shares of Class A Stock directly owned by Mr. Plank, 164,617 shares beneficially owned, and 110,621 stock options for Class A Stock that are currently exercisable. In addition, Mr. Plank beneficially owns 34,450,000 shares of Class B Stock indirectly, and has sole voting and investment power over 32,646,600 of these shares. With respect to the remaining 1,803,400 of these shares of Class B Stock, the shares are held by two limited liability companies controlled by Mr. Plank. Mr. Plank has appointed Thomas J. Sippel, a former director of the company, as the manager of these two limited liability companies. The manager has voting control over the shares held by these companies and shares investment control with Mr. Plank. Because the 34,450,000 shares of Class B Stock beneficially owned by Mr. Plank, which are all the shares of Class B Stock outstanding, are convertible into shares of Class A Stock on a one-for-one basis under certain circumstances, including at the option of Mr. Plank, he is also deemed to be the beneficial owner of 34,450,000 shares of Class A Stock into which the Class B Stock may be converted.

(5)

Includes 16,738 shares of Class C Stock directly owned by Mr. Plank, as well as 378,522 stock options for Class C Stock that are currently exercisable. In addition, Mr. Plank beneficially owns an additional 33,802,857 shares of Class C Stock, and shares investment power, as detailed in Note (4) above, with Mr. Sippel over 1,765,845 of these shares.

(6)

Does not include deferred stock units, or DSUs, for shares of either Class A Stock or Class C Stock, or RSUs for shares of Class C Stock held by non-management directors. The RSUs will be converted into DSUs for Class C Stock on a one-for-one basis upon vesting. The DSUs will be settled in shares of our Class A Stock or Class C Stock, as applicable, on a one-for-one basis six months after the director leaves the Board, or sooner upon death or disability. As of the Record Date, the non-management directors held the following amounts of DSUs and RSUs:

Name	Class A DSUs	Class C DSUs	Class C RSUs
George W. Bodenheimer	5,390	27,491	9,085
Douglas E. Coltharp	54,820	78,453	9,085
Jerri L. DeVard	0	18,118	12,824
Mohamed A. El-Erian	0	1,140	9,695
Karen W. Katz	5,121	27,220	9,085
A.B. Krongard	66,157	94,366	9,085
William R. McDermott	59,657	83,562	9,085
Eric T. Olson	13,758	35,918	9,085
Harvey L. Sanders	61,426	85,699	9,085

(7)	Includes 22,914 shares of Class A Stock owned by Mr. Coltharp individually, 75,000 shares owned by his wife and 1,000 shares held by two Uniform Transfer to Minors Act accounts and 22,741 shares of Class C Stock owned by Mr. Coltharp individually, 75,532 shares owned by his wife and 1,006 shares held by two Uniform Transfer to Minors Act accounts.
(8)	Shares of Class A Stock and Class C Stock are held in trust.
(9)	Includes 12,244 stock options for Class A Stock and 12,330 stock options for Class C Stock that are currently exercisable.
(10)	Does not include RSUs for 159,085 shares of Class C Stock.
(11)	Does not include RSUs for 864 shares of Class A Stock, or RSUs for 174,164 shares of Class C Stock.
(12)	Does not include RSUs for 285,922 shares of Class C Stock.
(13)	Does not include RSUs for 716,018 shares of Class C Stock.
(14)

Includes shares shown as beneficially owned by the directors and executive officers as a group (18 persons). Does not include RSUs for 2,247 shares of Class A Stock and RSUs for 2,003,286 shares of Class C Stock.

(15)

According to their report on Schedule 13G, as of December 31, 2018, Adage Capital Partners, L.P. and certain affiliates of Adage Capital Partners, L.P., were deemed to beneficially own in the aggregate 11,424,973 shares of our Class A Stock held for investment advisory accounts. According to the Schedule 13G, the reporting persons had shared power to vote 11,424,973 shares and shared power to dispose of all of these shares. The principal business address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(16)

According to their report on Schedule 13G, as of December 31, 2018, Baillie Gifford & Co, or Baillie Gifford, and certain affiliates of Baillie Gifford, were deemed to beneficially own in the aggregate 17,590,526 shares of our Class A Stock held for investment advisory accounts. According to the Schedule 13G, the reporting persons had sole power to vote 8,002,362 shares and no power to vote 9,588,164 shares, and sole power to dispose of all of these shares. The principal business address of Baillie Gifford is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland UK. On February 28, 2019, Baillie Gifford filed an amended report on Schedule 13G indicating that they no longer hold any shares of our Class A Stock.

(17)

According to their report on Schedule 13G, as of December 31, 2018, BlackRock, Inc., or BlackRock, and certain affiliates of BlackRock, were deemed to beneficially own in the aggregate 12,307,017 shares of our Class A Stock. According to the Schedule 13G, the reporting persons had sole power to vote 10,881,848 shares and no power to vote 1,425,169 shares, and sole power to dispose of all of these shares. The principal business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(18)

According to their report on Schedule 13G, as of December 31, 2018, The Vanguard Group, or Vanguard, and certain affiliates of Vanguard, were deemed to beneficially own in the aggregate 19,220,813 shares of our Class A Stock. According to the Schedule 13G, the reporting persons had sole power to vote 242,730 shares, shared power to vote 35,232 and no power to vote 18,942,851 shares and sole power to dispose of 18,959,007 shares and shared power to dispose of 261,806 shares. The principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(19)

According to their report on Schedule 13G, as of December 31, 2018, Wellington Management Group LLP and certain affiliates of Wellington Management Group LLP, were deemed to beneficially own in the aggregate 24,080,579 shares of our Class A Stock held for investment advisory accounts. According to the Schedule 13G, the reporting persons had shared power to vote 16,305,674 shares and no power to vote 7,774,905 shares, and shared power to dispose of all of these shares. The principal business address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Nominees for Election at the Annual Meeting

There are ten nominees for election to the Board of Directors at the Annual Meeting. Biographical information for each nominee for director is set forth below. In addition, information about the experience, qualifications, attributes and skills considered by our Corporate Governance Committee and Board in determining that the nominee should serve as a director is set forth below. For additional information about how we identify and evaluate nominees for director, see “Corporate Governance and Related Matters—Identifying and Evaluating Director Candidates” below.

Ten directors will be elected at the 2019 Annual Meeting to hold office until their successors are elected and qualified. Unless otherwise specified, the proxies received will be voted for the election of the following persons:

Director since our founding Age: 46

Kevin A. Plank

Chairman of the Board and Chief Executive Officer of Under Armour, Inc.

Mr. Plank is the founder of Under Armour and has served as our Chief Executive Officer and Chairman of the Board of Directors since 1996. Mr. Plank also serves on the Board of Directors of the National Football Foundation and College Hall of Fame, Inc. and is a member of the Board of Trustees of the University of Maryland College Park Foundation.

As our founder, leader and controlling stockholder since our inception in 1996 and as the driving force behind our innovative products and our brand, Mr. Plank is uniquely qualified to serve on and lead our Board.

Director since August 2014 Age: 60 Independent

George W. Bodenheimer

Former President of ESPN, Inc. and ABC Sports

Mr. Bodenheimer served as Executive Chairman of ESPN, Inc., a multimedia, multinational sports entertainment company from January 2012 to June 2014, and served as Acting Chairman of ESPN from December 2017 to March 2018. Prior thereto, he served as Co-Chairman of Disney Media Networks from April 2004 to January 2012, President of ABC Sports from March 2003 to January 2012 and President of ESPN from November 1998 to January 2012. With ESPN since 1981, Mr. Bodenheimer served in a variety of senior sales and marketing positions prior to his appointment as President. Mr. Bodenheimer serves on the Board of Directors of Sirius XM Holdings, Inc. and is a member of its compensation committee.

Mr. Bodenheimer’s qualifications to serve on our Board include his past leadership experience in building and leading a global sports media brand during his time at ESPN.

Director since December 2004 Age: 57 Independent

Douglas E. Coltharp

Executive Vice President and Chief Financial Officer, Encompass Health Corporation

Since May 2010, Mr. Coltharp has served as Executive Vice President and Chief Financial Officer of Encompass Health Corporation (formerly HealthSouth Corporation). Prior thereto, Mr. Coltharp served as a partner at Arlington Capital Advisors and Arlington Investment Partners, a Birmingham, Alabama based financial advisory and private equity business from May 2007 to April 2010 and as Executive Vice President and Chief Financial Officer of Saks Incorporated and its predecessor organization from 1996 to May 2007.

Mr. Coltharp’s qualifications to serve on our Board include his past leadership experience in the consumer retail sector, including 11 years as Chief Financial Officer of Saks Incorporated, a leading publicly-traded consumer retailer, and his more recent leadership experience as Executive Vice President and Chief Financial Officer of a large publicly-traded company, Encompass Health Corporation.

Director since May 2017 Age: 60 Independent

Jerri L. DeVard

Executive Vice President, Chief Customer Officer of Office Depot, Inc.

Ms. DeVard has served as Executive Vice President, Chief Customer Officer of Office Depot, Inc. since January 2018, leading their eCommerce and Customer Service functions as well as Marketing and Communications and as Executive Vice President and Chief Marketing Officer from September 2017 to December 2017. Prior thereto, Ms. DeVard served as Senior Vice President and Chief Marketing Officer of The ADT Corporation, a leading provider of home and business security services, from March 2014 through May 2016. From July 2012 to March 2014, she was Principal of DeVard Marketing Group, a firm specializing in advertising, branding, communications and traditional/digital/multicultural marketing strategies, and prior thereto served as Executive Vice President of Marketing for Nokia. Ms. DeVard served in a number of senior marketing roles throughout her career, including as Senior Vice President of Marketing and Senior Vice President, Marketing Communications and Brand Management of Verizon Communications, Inc., Chief Marketing Officer of the e-Consumer business at Citibank N.A. and other senior marketing positions at Revlon Inc., Harrah’s Entertainment, the NFL’s Minnesota Vikings and the Pillsbury Company. Ms. DeVard currently serves on the Board of Directors of Cars.com and is a member of its compensation and nominating and governance committees.

Ms. DeVard’s qualifications to serve on our Board include her broad-based and significant marketing experience and leadership with a number of large global brands.

Director since October 2018 Age: 60 Independent

Mohamed A. El-Erian

Former Chief Executive Officer and Co-Chief Investment Officer of PIMCO

Dr. El-Erian served as CEO and Co-Chief Investment Officer of PIMCO, one of the world’s premier investment management firms, from December 2007 to March 2014. He currently serves as Chief Economic Advisor of Allianz, the corporate parent of PIMCO, a role he has held since March 2014, and is also a columnist for Bloomberg and a contributing editor at the Financial Times. Dr. El-Erian joined PIMCO in 1999 as a senior member of the portfolio management and investment strategy group. In February 2006, he became president and CEO of Harvard Management Company, the entity responsible for managing the university’s endowment, before returning to PIMCO in 2007 to serve as co-CEO and co-CIO. From December 2012 to January 2017, he was chair of the U.S. President’s Global Economic Development Council. Previously, he was a managing director at Salomon Smith Barney/Citigroup in London and worked at the International Monetary Fund for 15 years, rising to the position of Deputy Director. He is a board member of the National Bureau of Economic Research serving on its Executive Committee, and chairs the Microsoft Investment Advisory Committee.

Dr. El-Erian’s qualifications to serve on our Board include his significant international, macroeconomic and financial expertise and leadership experience gained through his past roles, including as CEO and Co-Chief Investment Officer of PIMCO.

Director since October 2014 Age: 62 Independent

Karen W. Katz

Former President and Chief Executive Officer, Neiman Marcus Group LTD LLC

Ms. Katz served as President and CEO of Neiman Marcus Group LTD LLC from 2010 to February 2018. Neiman Marcus Group is an international multi-brand omni-channel retailer whose portfolio of brands includes Neiman Marcus, Bergdorf Goodman and MyTheresa. Having joined Neiman Marcus in 1985, Ms. Katz served in key executive and leadership roles in the company’s merchant, stores and eCommerce organizations as Executive Vice President—Stores, a member of the Office of the Chairman of Neiman Marcus Group, and President, Neiman Marcus Online, and President and CEO, Neiman Marcus Stores. Ms. Katz serves on the Board of Directors of Neiman Marcus Group LTD LLC and serves on the Board of Directors of b8ta, a start-up focused on retail as a service.

Ms. Katz qualifications to serve on our Board include her leadership experience in the consumer retail sector with Neiman Marcus Group, including as President and Chief Executive Officer.

Director since July 2005 Age: 82 Independent Lead Director

A.B. Krongard

Former Chief Executive Officer and Chairman, Alex.Brown, Incorporated

Mr. Krongard served as Executive Director of the Central Intelligence Agency from 2001 to 2004 and as counselor to the Director of the Central Intelligence Agency from 1998 to 2001. Mr. Krongard previously served in various capacities at Alex.Brown, Incorporated, including as Chief Executive Officer and Chairman of the Board. Upon the merger of Alex.Brown with Bankers Trust Corporation in September 1997, Mr. Krongard became Vice Chairman of the Board of Bankers Trust and served in such capacity until joining the Central Intelligence Agency in 2001. Mr. Krongard serves on the Board of Directors of Iridium Communications, Inc. and is a member of its compensation committee and Chairman of its nominating and corporate governance committee, on the Board of Directors of Apollo Global Management and is a member of its audit committee and on the Board of Directors of Icahn Enterprises G.P. Inc. and is a member of its audit committee.

Mr. Krongard’s qualifications to serve on our Board include his past leadership experience with a large publicly-traded investment banking firm Alex.Brown, Incorporated, including as Chief Executive Officer and Chairman of the Board, and his past leadership experience with the Central Intelligence Agency, including serving as Executive Director responsible for overall operations of the agency.

Director since August 2005 Age: 57 Independent

William R. McDermott

Chief Executive Officer and Executive Board Member, SAP SE

Mr. McDermott has served as Chief Executive Officer of SAP SE since May 2014 and Executive Board Member of SAP SE since 2010. Mr. McDermott served as Co-Chief Executive Officer of SAP SE from February 2010 to May 2014 and prior thereto as President of Global Field Operations and Chief Executive Officer of SAP Americas & Asia Pacific Japan. SAP is a business software company that provides collaborative business solutions to companies of all sizes. Prior to joining SAP in 2002, Mr. McDermott served as Executive Vice President of Worldwide Sales Operations at Siebel Systems from 2001 to 2002, and President of Gartner, Inc. from 2000 to 2001. Mr. McDermott rose through the ranks at Xerox from 1983 to 2000. In his last leadership position at Xerox, Mr. McDermott served as a division President and Corporate Officer from 1997 to 2000. Mr. McDermott serves on the Board of Directors of ANSYS, Inc., a provider of engineering and simulation software and technologies, and as a member of its compensation and Chairman of its nominating and corporate governance committees. Mr. McDermott also serves on the Board of Directors of SecureWorks Corp., a provider of intelligence-driven information security solutions, and as a member of its compensation and Chairman of its nominating and corporate governance committees.

Mr. McDermott’s qualifications to serve on our Board include his leadership experience with a leading global business SAP SE, as Chief Executive Officer and Executive Board Member.

Director since July 2012 Age: 67 Independent

Eric T. Olson

Admiral U.S. Navy (Retired) and former Commander, U.S. Special Operations Command

Admiral Olson retired from the United States Navy in 2011 as an Admiral after 38 years of military service. He served in special operations units throughout his career, during which he earned a Master’s Degree in National Security Affairs and was awarded several decorations for leadership and valor including the Defense Distinguished Service Medal and the Silver Star. Admiral Olson’s career culminated as the head of the United States Special Operations Command from July 2007 to August 2011, where he was responsible for the mission readiness of all Army, Navy, Air Force, and Marine Corps special operations forces. In this capacity, he led over 60,000 people and managed an annual budget in excess of ten billion dollars. As President and Managing Member of ETO Group, LLC since September 2011, Admiral Olson is now an independent consultant who supports a wide range of private and public sector organizations. Admiral Olson serves on the Board of Directors of Iridium Communications, Inc. and is a member of its nominating and corporate governance committee and also serves as Chairman of the non-profit Special Operations Warrior Foundation.

Admiral Olson’s qualifications to serve on our Board include his past leadership experience as Admiral in the United States Navy, including his leadership and management of a large and complex organization as head of the United States Special Operations Command.

Director since November 2004 Age: 69 Independent

Harvey L. Sanders

Former Chief Executive Officer and Chairman, Nautica Enterprises, Inc.

Mr. Sanders is the former Chairman of the Board of Directors, Chief Executive Officer and President of Nautica Enterprises, Inc. He served as Chairman from 1993 to 2003 and as Chief Executive Officer and President from 1977 to 2003, until VF Corporation acquired Nautica Enterprises, Inc. in 2003. Mr. Sanders currently serves as a member of the Board of Directors for the Boomer Esiason Foundation for Cystic Fibrosis and the enCourageKids Foundation and as a member of the Board of Trustees of the University of Maryland College Park Foundation.

Mr. Sanders’ qualifications to serve on our Board include his past leadership experience in the consumer retail sector, including over 25 years as President and Chief Executive Officer and 10 years as Chairman of the Board of Nautica Enterprises, Inc., a former leading publicly-traded apparel brand and retailer.

The election of each director requires a plurality of the votes cast at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the election of the ten nominees for director.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors and Board Leadership Structure

Our Board of Directors has ten directors, nine of which (90%) are independent non-management directors.

Kevin Plank currently serves as Chief Executive Officer and Chairman of the Board for our company. We believe combining the roles of chairman and chief executive officer is currently the appropriate leadership model for our company as it provides for clear accountability and efficient and effective leadership of our business. As our founder and our largest stockholder, with beneficial ownership of approximately 15.3% of our outstanding stock and majority voting control of our company, we believe Mr. Plank is the appropriate person to lead both our Board and the management of our business.

Lead Director

To further strengthen our corporate governance structure and provide independent oversight of our company, the Board has appointed Mr. Krongard as our lead independent director. As Lead Director, Mr. Krongard acts as a liaison between the non-management directors of the Board and Mr. Plank and the other members of our management team, chairs regular executive sessions of the Board without Mr. Plank present and performs other functions as requested by the non-management directors.

Communication with Directors

If stockholders or other interested parties wish to communicate with non-management directors, they should write to Under Armour, Inc., Attention: Corporate Secretary, 2601 Port Covington Drive, Baltimore, Maryland 21230. Further information concerning contacting our Board is available through our investor relations website at https://about.underarmour.com/investor-relations/governance, under “Investors-Corporate Governance.”

Stockholders Meeting Attendance

Directors are encouraged to attend annual meetings of stockholders, but we have no specific policy requiring attendance by directors at such meetings. All of our directors attended our 2018 Annual Meeting of Stockholders.

Availability of Corporate Governance Information

For additional information on our corporate governance, including Board committee charters, our corporate governance guidelines and our code of business conduct and ethics, visit our investor relations website at https://about.underarmour.com/investor-relations/governance, under “Investors-Corporate Governance.”

Role of Board in Risk Oversight

Our Board of Directors is responsible for the oversight of risk management. The Board delegates much of this responsibility to the Audit Committee. Under its charter, the committee’s responsibilities include to inquire of management and our independent registered public accounting firm about significant financial risks or exposures, the company’s processes and policies for risk assessment and the steps management has taken to mitigate these risks to the company. The committee receives periodic reports from management on our enterprise risk management program and our risk mitigation efforts. The committee also oversees our legal and regulatory compliance programs and our internal audit function. The Compensation Committee has the responsibility to review the risks of our compensation policies and practices. Our full Board periodically reviews our financial and strategic plans and objectives, including the risks that may affect the achievement of these plans and objectives. In accordance with our corporate governance guidelines, our non-management directors also meet periodically in executive session with our Chief Executive Officer to review succession planning for our Chief Executive Officer and other senior executive positions.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines to further align the financial interests of the company’s executives and non-management directors with the interests of our stockholders. The guidelines provide that executive officers should own company stock with a value at least equal to ten times annual base salary for the Chief Executive Officer, three times annual base salary for Executive Vice Presidents (or above) and one time annual base salary for all other executive officers. The guidelines provide that non-management directors should own company stock with a value at least equal to three times the amount of the annual retainer paid to directors. Executive officers are expected to achieve the stock ownership levels under these guidelines within five years of their hire or promotion to executive officer and non-management directors within three years of joining our Board. The company’s stock ownership guidelines can be found on our website at https://about.underarmour.com/investor-relations/governance, under “Investors-Corporate Governance.”

All executive officers and non-management directors are in compliance with the guidelines with the exception of persons new to their roles within the last few years. We anticipate our remaining executive officers and non-management directors will be in compliance with the guidelines within the required time frame.

Kevin Plank, the company’s Chief Executive Officer and Chairman of the Board, and our founder, currently has a base salary of $26,000, which was his approximate salary when he founded the company. He owns 181,608 shares of Class A stock, 34,450,000 shares of Class B Stock and 33,819,595 shares of Class C Stock, valued at more than $1.4 billion as of the February 22, 2019 Record Date for the Annual Meeting of Stockholders, far above the multiple of ten times salary minimum ownership requirement, even assuming a significantly higher salary amount more typical for a Chief Executive Officer at a company of our size.

Independence of Directors

The Board has determined that the following nine directors standing for election at our 2019 Annual Stockholders Meeting are independent under the corporate governance listing standards of the New York Stock Exchange, or NYSE: George W. Bodenheimer, Douglas E. Coltharp, Jerri L. DeVard, Mohamed A. El-Erian, Karen W. Katz, A.B. Krongard, William R. McDermott, Eric T. Olson and Harvey L. Sanders.

When determining the independence of the directors under NYSE standards, the Board considered certain company relationships. Mr. McDermott is the Chief Executive Officer and Executive Board member of SAP SE. The company has standard industry license agreements for SAP software and uses SAP for related support services. In 2015, the company also entered into an agreement with SAP to engage SAP to assist in an ongoing initiative that includes the implementation of SAP’s Fashion Management software and enhancements to global business processes to help support the company’s growth. In 2018, between these two arrangements, we paid approximately $19.7 million to SAP, or less than one-tenth of one percent of SAP’s 2018 worldwide revenues of approximately €25 billion. The Board has determined that this relationship is not a material relationship and has no impact on Mr. McDermott’s independence. Kevin Plank is not independent because he is our Chairman of the Board and Chief Executive Officer.

Our charter includes additional factors for the Board to consider when determining whether a director will be “independent” under the NYSE standards. Specifically, the Board must consider whether any of the independent directors have any material financial or service relationship with Mr. Plank or any of his family members. The Board has considered these factors and determined that none of the independent directors have any such relationships. A copy of our charter that includes these requirements is available through our website at https://about.underarmour.com/investor-relations/governance, under “Investors-Corporate Governance”.

Board Meetings and Committees

Our Board meets regularly throughout the year. During 2018, there were eleven meetings of the Board. In 2018, all directors attended at least 75% of the aggregate meetings of the Board and the committees of which they were members, other than as follows. Dr. El-Erian attended less than 75% of the Board and committee meetings of which he was a member during 2018. He attended the regularly scheduled quarterly Board meeting held in November 2018, but was unable to attend a telephone meeting of the Board called in December 2018. As a result he attended one of two meetings held during the period of time for which he served on the Board in 2018. In addition, Mr. McDermott attended less than 75% of the Board and committee meetings of which he was a member during 2018. Due to scheduling conflicts, he was unable to attend several Board telephone meetings that had to be called during the year, which contributed to the lower attendance. This is the first time in Mr. McDermott’s tenure on the Board that he has attended less than 75% of the meetings.

The Board has the following four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Finance and Capital Planning Committee. The table below provides current membership and meeting information for 2018 for each of these committees.

Name	Audit Committee	Compensation Committee	Corporate Governance Committee	Finance and Capital Planning Committee
George W. Bodenheimer		X
Douglas E. Coltharp	X			Chair
Jerri L. DeVard		X
Mohamed A. El-Erian	X			X
Karen W. Katz*			X	X
A.B. Krongard	Chair
William R. McDermott			Chair
Eric T. Olson			X
Harvey L. Sanders		Chair
Total Meetings in 2018	8	6	4	4

*	Note that Ms. Katz served as a member of the Audit Committee throughout 2018. Effective January 1, 2019, Dr. El-Erian replaced Ms. Katz as a member of the Audit Committee.

The functions performed by these standing committees are summarized below and are set forth in more detail in their charters. The complete text of the charters for each standing committee can be found on our website at https://about.underarmour.com/investor-relations/governance, under “Investors-Corporate Governance.” The Board has determined that each member of the Audit, Compensation and Governance Committees is independent as required under NYSE listing standards and our charter. Each member of our Finance and Capital Planning Committee is also independent.

Audit Committee

Mr. Krongard serves as the chairman of the Audit Committee. This committee assists the Board of Directors with oversight of matters relating to accounting, internal control, auditing, financial reporting, risk and legal and regulatory compliance. The committee oversees the audit and other services provided by our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the committee. The committee also oversees the internal audit function for Under Armour and the chief audit executive, who report directly to the committee. The Audit Committee Report for 2018 is included in this Proxy Statement under “Audit Committee Report.”

The Board has determined that all the committee members are independent, financially literate and qualify as “audit committee financial experts” under SEC rules and NYSE listing standards.

Compensation Committee

Mr. Sanders serves as the chairman of the Compensation Committee. This committee approves the compensation of our Chief Executive Officer, or CEO, and our other executive officers, administers our executive benefit plans, including the granting of stock options, restricted stock units and other awards under our equity incentive plans, and advises the Board on director compensation. Pursuant to its charter, the committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the committee. However, the committee has not delegated any such responsibilities.

Our CEO and other senior executives evaluate the performance of our executive officers and make recommendations to the Compensation Committee concerning their compensation. The committee considers these evaluations and recommendations, and its evaluation of the CEO in determining the compensation of our CEO and our other executive officers.

Pursuant to its charter, the Compensation Committee has the authority to obtain advice and assistance from advisors, including compensation consultants. In 2018, the committee engaged the services of an independent compensation consultant, Willis Towers Watson, or WTW, to provide executive compensation consulting services to the committee. This independent consultant reports directly to the committee and the committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the independent consultant collaborates with management to obtain data, provide background on compensation programs and practices, and clarify pertinent information. The committee obtained from the independent consultant competitive market data on compensation for executives to assess generally the competitiveness of our executive compensation. The competitive market data was based on a peer group and WTW’s published industry survey data. The committee generally has not relied on the independent consultant to determine or recommend the amount or form of executive compensation.

Additional information concerning the processes and procedures for the consideration and determination of executive officer compensation is included in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee Report for 2018 is included under the “Compensation Committee Report” section of this Proxy Statement.

A description of the compensation program for our non-management directors, including updates to the program for 2019, is included below under the “—Compensation of Directors” section of this Proxy Statement. In late 2018, management researched director compensation practices of competitor companies and reviewed the data with the committee. The committee also reviewed a summary of published third party surveys on public company director compensation practices of similarly sized companies and director compensation of industry peers, and these materials were shared with and reviewed by WTW, the committee’s independent consultant.

In early 2019, the Compensation Committee reviewed, with the assistance of management, the risks of our compensation policies and practices. The risk assessment included a review of our material compensation programs, the structure and nature of these programs, the short-term and long-term performance incentive targets used in these programs and how they relate to our business plans and creating stockholder value, corporate governance policies with respect to our compensation programs, and other aspects of our compensation programs. Based on this review and assessment, we concluded that the risks related to our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Corporate Governance Committee

Mr. McDermott serves as the chairman of the Corporate Governance Committee. This committee identifies individuals qualified to become members of our Board of Directors, recommends candidates for election or reelection to our Board, oversees the evaluation of our Board, and advises our Board regarding committee composition and structure and other corporate governance matters.

Finance and Capital Planning Committee

Mr. Coltharp serves as the chairman of the Finance and Capital Planning Committee. This committee assists our Board in overseeing the financial and capital investment policies, planning and activities of the company.

Identifying and Evaluating Director Candidates

The Corporate Governance Committee recommends to the Board candidates to fill vacancies or for election or reelection to the Board. The Board then appoints new Board members to fill vacancies or nominates candidates each year for election or reelection by stockholders. The committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees other than as set forth in the committee’s charter as described below.

The Corporate Governance Committee’s charter requires the committee to establish criteria for selecting new directors, which reflects at a minimum a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board, including its size and structure, and principles of diversity, including gender and ethnicity. The committee also considers the statutory requirements applicable to the composition of the Board and its committees, including the independence requirements of the NYSE. The committee considers each candidate’s skills, knowledge and experience relative to what skills and experiences can best contribute to the effective operation of the Board, particularly in light of the evolving needs and long-term strategy of our company. We believe each Board member contributes a wide range of skills, knowledge and experience as illustrated in their individual biographies. For a discussion of the specific experience, qualifications, attributes or skills of the nominees for election to the Board, see the “Election of Directors” section of this Proxy Statement.

The Board has not established term limits for directors because of the concern that term limits may deprive the company and its shareholders of the contribution of directors who have been able to develop valuable insights into the company and its operations over time. The tenure of our directors ranges from one to fifteen years. We have added four new independent directors since mid-2014. We believe the tenure of our Board members provides an appropriate balance of expertise, experience, continuity and perspective that serves the best interests of our shareholders. The average tenure of the non-management members of our Board is 8.6 years. Our corporate governance guidelines do provide that a director is expected not to stand for reelection after the age of 75. The Corporate Governance Committee recommended the Board nominate Mr. Krongard, age 82, for reelection to the Board based on his continued strong leadership and service on the Board both as Audit Committee Chairman and Lead Director, and the Board agreed with this recommendation.

The Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity, including gender and ethnicity, in identifying director nominees. Consistent with the committee’s charter, when identifying director nominees, the committee considers general principles of diversity, and does so in the broadest sense, considering diversity in terms of business leadership, experience, industry background and geography, as well as gender and ethnicity. However, the committee and the Board believe that considering gender and ethnic diversity is consistent with the goal of creating a Board that best serves the needs of our company and the interests of our shareholders, and they are important factors considered when identifying individuals for Board membership. The committee strives for directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of our business, and as our business expands we hope to attract directors with a broader range of backgrounds and experiences.

The Corporate Governance Committee periodically considers criteria for identifying possible new director candidates as needed, in consultation with the CEO and Chairman of the Board and other members of the Board and management, and works with management and other members of the Board in recruiting new candidates. Candidates identified through this process are considered by the full committee for possible recommendation to the Board. From time to time the committee uses the services of a third party search firm to assist it in identifying and screening candidates. Dr. El-Erian was elected to the Board in October 2018. Mr. Plank, our CEO and Chairman and largest stockholder, recommended Dr. El-Erian to our Corporate Governance Committee for consideration, who unanimously recommended him for nomination.

In addition, the Corporate Governance Committee will consider director candidates suggested by stockholders. Any stockholder who wishes to recommend a director candidate for consideration by the committee may do so by submitting the name and qualifications of the candidate to the chairman of the committee. See “Communications with Directors” above for how to communicate with the chairman of the committee. Our bylaws include requirements for direct nominations by a stockholder of persons for election to our Board. These requirements are described under “Stockholder Proposals” at the end of this Proxy Statement.

Indemnification of Directors in Derivative Actions

Under the Maryland General Corporation Law (the “MGCL”), we are required to report to stockholders in this Proxy Statement certain information regarding the indemnification or advancement of expenses to members of our Board. As disclosed in our 2018 10-K, certain of our directors and officers have been named as defendants in certain derivative actions brought against the company (the “derivative actions”). Under our bylaws and the MGCL, our directors and officers may be entitled to indemnification and advancement of legal expenses in certain circumstances in connection with these derivative actions. As the legal representation of our directors other than Mr. Plank is currently combined with the legal representation of our company, we have not advanced or reimbursed expenses of any of our individual directors other than Mr. Plank to date. During 2018, we advanced approximately $65,000 of legal expenses for Mr. Plank.

Compensation of Directors

Retainers

The compensation arrangement for non-management directors during 2018 was as follows:

Annual Retainer for each Director	$75,000
Annual Retainer for Committee Chairs
Audit Committee	$15,000
Compensation Committee	$12,500
Corporate Governance Committee	$10,000
Finance Committee	$10,000
Annual Retainer for Lead Director	$25,000

The cash retainers are payable in quarterly installments and directors have the option to defer the cash retainers into deferred stock units pursuant to the Non-Employee Directors Deferred Stock Unit Plan. Beginning with the second quarter of 2016, we began issuing deferred stock units for shares of our Class C Stock rather than our Class A Stock. Deferred stock units will be settled in shares of our Class A Stock or Class C Stock (as applicable) on a one-for-one basis six months after the director leaves the Board, or sooner upon death or disability. During 2018, we did not pay separate fees for attendance at any Board or standing committee meetings.

Equity Awards

Non-management directors also receive the following equity awards:

•	Upon initial election to the Board, an award of restricted stock units for shares of Class C Stock valued (on the grant date) at $100,000 with the units vesting in three equal annual installments; and

•

An annual award of restricted stock units for shares of Class C Stock valued (on the grant date) at $150,000 following each Annual Meeting of Stockholders, with the units vesting in full at the next year’s Annual Meeting of Stockholders.

The restricted stock units vest in full upon the director’s death or disability or upon a change in control of Under Armour. The restricted stock units are forfeited if the director leaves the Board for any other reason prior to the scheduled vesting term. Upon vesting of the restricted stock units, the restricted stock units are converted into deferred stock units with the shares delivered six months after the director leaves the Board, or sooner upon death or disability.

The table below sets forth information concerning the compensation of our non-management directors for 2018.

Director Compensation for 2018

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
George W. Bodenheimer	75,000	150,000	225,000
Douglas E. Coltharp	85,000	150,000	235,000
Jerri L. DeVard	75,000	150,000	225,000
Mohamed A. El-Erian	18,750	187,500	206,250
Karen W. Katz	75,000	150,000	225,000
A.B. Krongard	115,000	150,000	265,000
William R. McDermott	85,000	150,000	235,000
Eric T. Olson	75,000	150,000	225,000
Harvey L. Sanders	87,500	150,000	237,500

(1)

Non-management directors may elect to defer cash retainers into deferred stock units pursuant to the Non-Employee Directors Deferred Stock Unit Plan as described above. The table below sets forth the amount of cash deferred and the number of deferred stock units of Class C Stock received for those directors who made this election.

Name	2018 Cash Deferred ($)	Deferred Stock Units (#)
George W. Bodenheimer	75,000	4,336
Douglas E. Coltharp	85,000	4,914
Jerri L. DeVard	75,000	4,336
Mohamed A. El-Erian	18,750	1,140
Karen K. Katz	75,000	4,336
A.B. Krongard	115,000	6,649
William R. McDermott	85,000	4,914
Eric T. Olson	75,000	4,336
Harvey L. Sanders	87,500	5,059

(2)

The amount in this column reflects the aggregate grant date fair value in accordance with applicable accounting guidance of the Class C Stock awards granted in 2018. Each non-management director, with the exception of Dr. El-Erian and Ms. DeVard, held restricted stock units for 9,085 shares of Class C Stock as of December 31, 2018. As of December 31, 2018, Dr. El-Erian held restricted stock units for 9,695 shares of Class C Stock, which includes restricted stock units awarded when he was appointed to the Board in October 2018. Ms. DeVard held restricted stock units for 12,824 shares of Class C Stock, which includes restricted stock units awarded when she was elected to the Board in May 2017. As of December 31, 2018, Messrs. Coltharp, Krongard, McDermott and Sanders held fully vested stock options for 12,244 shares of our Class A Stock and 12,330 shares of our Class C Stock. Mr. Coltharp exercised these stock options in January 2019. Beginning in 2010, we no longer included stock options in our director compensation program.

(3)

We have disclosed the assumptions made in the valuation of the stock awards in “Stock-Based Compensation” under Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Update to Retainer Fees for 2019

The current arrangements for our Board compensation have been in place since 2017. The Compensation Committee reviewed director compensation in late 2018 and again in early 2019. For further discussion of this review, see “—Board Meetings and Committees—Compensation Committee” above. After this review, the committee and the Board believed that certain elements of our director compensation were not in line with competitive practices and that changes were appropriate to bring our director compensation more in line with director compensation in our industry. They did not recommend any changes to the annual cash retainer or annual equity award for Board members. However, the committee recommended and the Board approved the following changes effective January 1, 2019:

An increase of $5,000 in the annual retainer for Committee Chairs to the amounts set forth below:

Audit Committee	$20,000
Compensation Committee	$17,500
Corporate Governance Committee	$15,000
Finance Committee	$15,000

A new annual retainer of $10,000 for each member of each of the Company’s four standing Committees (other than the Chair of each Committee). For several years we have not paid any separate compensation for service on a Committee other than for service as Committee Chair. Given the significant work performed by each of the committees, the Board determined it was appropriate to begin paying a retainer for service on a committee.

An increase in the annual retainer for Lead Director from $25,000 to $75,000 (the last increase was in 2013). The Board determined that this increase was appropriate given the ongoing significant responsibilities and work performed by the Lead Director in recent years.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation policies and decisions regarding the 2018 compensation for our executive officers named in the compensation tables in this Proxy Statement.

Executive Summary

In 2018, Under Armour continued to execute against its multi-year operational and strategic transformation. We continued our business transformation efforts begun in 2017, with a goal of further optimizing our operating model by enhancing our structure and driving greater discipline and improved processes throughout the organization. We believe these efforts will ultimately strengthen our ability to deliver more consistently for our customers and consumers, while ensuring sustainable, long-term return for shareholders. Net revenue in 2018 grew 4% for the year to reach $5.2 billion, including balanced growth from our wholesale and direct-to-consumer businesses. While our net revenue declined slightly in North America (our largest segment), this decline was in-line with our expectations and our international business grew by 23% for the year. In addition, after completing a 2017 restructuring plan, in early 2018 we announced a further restructuring plan designed to optimize our operations. Having successfully executed against our 2018 plan, we made significant operational improvements, including improving our go-to-market processes, enhancing our regional structure, realizing significant product cost improvements and significantly reducing our inventory levels.

Our executive compensation programs in 2018 were designed to require our executives to deliver results in-line with our external financial guidance announced in early 2018. Following 2017, where we did not achieve the targets set forth in any of our performance-based compensation programs, performance targets for 2018 were set at levels that management and the Compensation Committee believed would ensure the awards would be earned only if our operational initiatives continued to deliver more consistent profitability. Our ability to drive results in-line with our expectations throughout the year resulted in the successful achievement of the targets set forth in our 2018 annual cash incentive awards and performance-based equity awards for our named executive officers, with annual cash incentive awards being earned above the target level, and performance-based equity awards being earned at 100%.

Executive Compensation Equity Program Changes for Fiscal 2018

Following a significant strategic realignment and the efforts undertaken to transform the company’s operations, in early 2018 management recommended and the Compensation Committee agreed that 2018 performance based equity awards would utilize a one-year performance period and include one target to determine the number of shares ultimately vesting, rather than our past practice of a two-year performance period with threshold, target and stretch levels of performance. This target would be based on our achievement of a specific adjusted operating income amount, in line with our external financial guidance, and if earned, would vest over a four-year period. The committee believed that considering these changes, the design of performance-based equity awards for 2018 would continue to maintain our strong pay-for-performance culture while aligning the interests of our executives with our stockholders over the long-term and promoting retention of key leaders in our organization.

For 2019, management recommended and the Compensation Committee agreed to return to a two-year performance period for equity awards with threshold, target and stretch levels of performance.

Key changes implemented in 2018 include the following:

What We Changed:	Why We Changed It:

Established a one-year performance period, rather than past practice of two-year periods

Given ongoing disruption in our industry and the significant strategic realignment being undertaken by the company, a shorter performance period continues to incentivize strong performance, while promoting retention, maintaining alignment with stockholders and continuing to emphasize financial performance

Eliminated upside (and downside) opportunity by providing one level of performance (100%)	Provides a clear target level of profitability in order for the award to be earned, with no upside potential (as compared to up to 200% in 2017 awards)

Limited performance metric to adjusted operating income, eliminating the net revenue requirement	Emphasizes our focus in 2018 of driving increased profitability throughout the business

Extended the total vesting period to a four-year period if performance target is met (rather than a three-year vesting period used in prior awards)	Maintains the long-term incentive nature of the award given the shortened performance period, and extends executive alignment with shareholder interests

2018 Performance and Compensation Highlights

For 2018, substantially all of the annual compensation potential for our Chief Executive Officer, or CEO, Kevin Plank and a substantial portion of the annual compensation potential for our other executive officers was tied to the performance of our company, primarily through:

•	our annual cash incentive plan with awards earned based primarily on our financial performance in 2018;

•	our annual performance based equity awards for 2018 with vesting tied to our financial performance in 2018; and

•

with respect to Mr. Plank, both his annual performance based equity award and his time based equity award for 2018 being in the form of stock options, where he will only realize value if our stock price increases relative to the price on the grant date.

Our adjusted operating income reached $179 million (GAAP operating income was a loss of $25 million), above the target set forth under our 2018 annual cash incentive plan. As a result, we achieved between the target and stretch financial targets under the plan. The performance targets for the performance based equity awards granted in 2018 were also based on an adjusted operating income target set at a level designed to require the Company to achieve its external financial guidance.

Adjusted operating income amounts presented in this Proxy Statement refer to our operating income, adjusted to exclude the impact of our 2018 restructuring plan and constitute non-GAAP financial measures. For a reconciliation of adjusted operating income as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Reconciliation of Non-GAAP Financial Measures.” For purposes of determining executive compensation, in addition to the adjustment for our 2018 restructuring plan, our annual cash incentive plan and 2018 performance based equity awards specified certain additional adjustments should be considered when evaluating performance against the targets, which would have the effect of further increasing adjusted operating income. These additional adjustments included items such as the impact of certain goodwill impairment charges, litigation related expense, foreign exchange losses and charges related to the write-down of our accounts receivable asset due to customer bankruptcies.

Advisory Vote to Approve Executive Compensation

At our 2018 Annual Meeting of Stockholders we held an advisory vote to approve executive compensation, commonly referred to as “say on pay.” The Compensation Committee values the opinions expressed by stockholders in these votes. While these votes are advisory and non-binding, the Compensation Committee and the Board review the voting results and seek to determine the cause or causes of any significant negative voting result. Voting results provide little detail by themselves, and we may consult directly with stockholders to better understand issues and concerns not previously presented.

Our stockholders overwhelmingly approved our “say on pay” proposal at our 2018 Annual Meeting of Stockholders, with more than 95% of the votes cast voting to approve our executive compensation. The Compensation Committee reviewed the voting results and, given the strong level of support, did not make any changes to our executive compensation program or principles in response to the vote. The Compensation Committee will continue to consider results from the annual “say on pay” advisory vote, including the results from the upcoming 2019 Annual Meeting of Stockholders, as well as other stockholder input, when reviewing executive compensation programs, principles and policies.

Executive Compensation Features

We believe our executive compensation programs incorporate best practices that seek to drive business performance and align our executives with stockholder interests:

What We Do	What We Don’t Do

✓  Significant portion of executive pay “at risk”

✓  Double trigger provisions for all equity awards

✓  Limited severance protections, with protections generally only following a change in control

✓  “Clawback” provisions in our annual cash incentive plan and long-term incentive plan

✓  Stock ownership guidelines for executive officers

✓  Hold annual stockholder “say on pay” votes

×   No employment contracts (unless required by local law)

×   No pension or supplemental retirement plan

×   No 2018 contributions to deferred compensation plan for any executive officer

×   No hedging of Under Armour shares permitted (with no director or officer having any shares pledged as security in 2018)

×   No recycling back into our equity plan of shares used for taxes or option exercises

×   No excessive benefits or perquisites

Objectives and Elements of our Compensation Program

The overall objectives of our compensation program for our executive officers are to:

•	Attract and retain highly qualified executives committed to our brand and our mission,

•	Motivate our executives to build and grow our business profitably, and

•	Align the interests of our executives with the interests of our stockholders.

During 2018, the key elements of our executive compensation program that are designed to help achieve these objectives are as follows:

	Compensation Element	Purpose	Key Characteristics

FIXED	Base Salary	Compensate fairly and competitively to help us attract and retain highly qualified executives	Determined primarily by level of responsibility, while also considering competitive market data

AT RISK	Annual Cash Incentive Plan	Reward executives for annual company, business unit and individual performance	Annual company financial performance criteria based primarily on our adjusted operating income results

	Equity Awards	Directly link the interests of executives with stockholders and the creation of long-term stockholder value, promote retention and reward strong financial performance

Reflects a combination of time-based and performance-based restricted stock units

Time-based awards vest over four years

Performance-based awards vest only upon achievement of one-year adjusted operating income target – if achieved, these awards vest over four years

For our CEO, all awards in the form of stock options, resulting in realized value only if our stock price increases

We offer minimal benefits and perquisites to our executives and do not offer pension or other retirement plans, other than a 401(k) plan that is offered to our employees generally. We have a deferred compensation plan pursuant to which executives may defer certain compensation; however we did not make any company contributions to this plan in 2018 for any executive officers.

Compensation Decision-Making Process

Compensation Committee review process

In early 2018, the Compensation Committee engaged the services of Willis Towers Watson, or WTW, to provide executive compensation consulting services to the committee. The committee obtained from WTW competitive market data on compensation for executives to assess generally the competitiveness of our executive compensation. The competitive market data was based on a peer group and published industry survey data from WTW’s General Industry Executive Compensation and Retail/Wholesale Executive Compensation, among other surveys. The peer group was developed by management based on publicly traded companies within the apparel and footwear industries. Some of the companies within the peer group we may compete with for talent or compare our performance against from time to time. The following companies were included in the peer group:

2018 Peer Group
Columbia Sportswear Company	Michael Kors Holdings Limited	Skechers U.S.A., Inc.
Hanesbrand Inc.	Nike, Inc.	Tapestry, Inc.
L. Brands Inc.	PVH Corp.	V.F. Corporation
lululemon athletica inc.	Ralph Lauren Corporation	Wolverine World Wide, Inc.

The Compensation Committee did not target compensation at or near any particular percentile ranking within the peer group or industry survey data, or otherwise use this competitive market data to determine the amount or form of executive compensation. Rather the committee used this data as a general assessment of the competitiveness of our executive compensation program. The committee determined that our executive compensation was reasonable when compared to the peer group and industry data. As discussed throughout this Compensation Discussion and Analysis section, the committee considers many factors in the determination of executive compensation levels, including the executive’s prior experience, the position and level of responsibility with the company and company, business unit and individual performance.

In early 2019, in conjunction with the review of performance against the 2018 annual cash incentive plan targets and 2019 salaries and annual equity awards for executive officers, the Compensation Committee reviewed tally sheets relating to executive officer compensation that were prepared by management. The tally sheets included summary compensation information for 2016 through 2018, including base salary, annual cash incentive awards and equity awards, and the value of unvested equity awards vesting in 2019 and future years.

The Compensation Committee reviewed similar tally sheet data in early 2018 in conjunction with the approval of 2018 salaries and annual equity awards for executive officers.

Management’s role in determining compensation

As discussed throughout this Compensation Discussion and Analysis section, our management makes recommendations to the Compensation Committee on salaries, annual incentive awards and other types of compensation for executive officers, other than our CEO, Kevin Plank. Mr. Plank, with input from other senior executives, has generally recommended the salaries, annual incentive awards and equity awards for our executive officers. The recommendations are based on an assessment of each executive’s performance, including the performance of the business unit(s) for which the executive officer has responsibility and contributions made to the overall success of our business. Certain executives, including our Chief Human Resources Officer, our Vice President of Total Rewards, our President and Chief Operating Officer, our Chief Financial Officer and our General Counsel and Corporate Secretary, have also been involved in recommendations on the design and framework for our annual incentive plan and our equity awards, including the equity awards with vesting tied to our company’s performance. These executives also generally attend meetings of the Compensation Committee. The committee generally approves salaries and annual incentive awards for executive officers in executive sessions of the committee without the executive officers present.

Components of Our 2018 Compensation Program

SALARY

The Compensation Committee approves salaries for our executive officers at levels it deems appropriate based primarily on the executive’s level of responsibility.

The following table summarizes the base salaries for our named executive officers approved by the Compensation Committee for 2018:

Named Executive	Title	2018 Base Salary
Kevin Plank	Chairman of the Board and Chief Executive Officer	$ 26,000
David Bergman	Chief Financial Officer	$ 600,000
Kevin Eskridge	Chief Product Officer	$ 640,000
Paul Fipps	Chief Digital Officer	$ 650,000
Patrik Frisk	President and Chief Operating Officer	$1,000,000

In 2008, our CEO Mr. Plank voluntarily reduced his salary from $500,000 to $26,000, which was his approximate salary when he founded our company. As our largest stockholder, he believes he should be compensated for his services based primarily on our company’s performance through our annual incentive plan and annual equity awards as discussed below. In November 2017, Mr. Bergman was appointed Chief Financial Officer, having previously served as acting Chief Financial Officer. As previously disclosed, as part of its annual review of executive compensation, in February 2018 the Compensation Committee approved increasing Mr. Bergman’s 2018 base salary to $600,000 based on his contributions and significant leadership role within our company.

ANNUAL CASH INCENTIVE AWARD

Plan Design and Performance Measures

We have an annual cash incentive plan for our executive officers. Under the plan, executives are eligible for a cash incentive award based primarily on company performance during the year. In February 2018, we announced our financial expectations for fiscal year 2018, noting that we expected our financial performance in 2018 to be similar to our 2017 results, with low-single digit rate net revenue growth and adjusted operating income of $130 to $160 million.

The Compensation Committee considered these expectations and the impact of our ongoing restructuring efforts when establishing targets under the annual cash incentive plan. In prior years, the baseline performance measure was net revenue, with the Compensation Committee considering our profitability when determining the ultimate award amounts. When establishing financial targets for 2018, the Compensation Committee eliminated the net revenue target and primarily considered profitability, establishing adjusted operating income targets for the year.

Below is a summary of the adjusted operating income targets considered in our annual cash incentive plan for 2018:

2018 Annual Cash Incentive Plan Performance Measure

	Threshold	Target	Stretch

Adjusted Operating Income Target*	$130 million	$175 million	$220 million

*  The adjusted operating income targets above must include the funding for the incentive award amounts. As a result, in order to fund higher incentive award amounts above the threshold level, the company must have achieved adjusted operating income levels even higher than those shown above. Our actual 2018 GAAP reported operating income for 2018, which includes the impact of the 2018 restructuring plan, was a loss of approximately $25 million.

Our annual cash incentive plan for executives for 2018 was based primarily on the adjusted operating income targets described above. For executives in charge of certain business units, generally 25% of their incentive award was tied to the performance of their respective business units based primarily on the financial performance of the business units. These measures, when combined with the other business units, align with our financial plans, including the consolidated measures discussed above. For Mr. Plank and Mr. Frisk, however, 100% of their incentive award was tied to overall company performance because of their oversight of all or a significant portion of our company’s business units.

Incentive Award Levels and Results

For 2018, the Compensation Committee set the following award target levels under our annual cash incentive plan for our named executive officers based on achievement of our adjusted operating income targets, and these award levels were the same as the award levels for 2017:

	Threshold	Target	Stretch
			(Pays at 200% of Target)

Chief Executive Officer	$0	$2.0 million	$4.0 million

President and Chief Operating Officer	$0	100% of annual salary	200% of annual salary

Other Named Executive Officers	$0	75% of annual salary	150% of annual salary

Between the threshold amount and the target amount of adjusted operating income, and the target amount and stretch amount of adjusted operating income, the company utilizes a sliding scale to determine the payout based on the amount of funding generated by the incremental adjusted operating income dollars.

The annual incentive amounts for all the named executive officers were set at the above levels in order to have a significant percentage of the executive officers’ total compensation tied primarily to corporate performance. We believe tying a significant percentage of executive officers’ total compensation to corporate performance supports our objective to motivate our executives to build and profitably grow our business.

2018 Annual Cash Incentive Awards

Below is a summary of the adjusted operating income targets considered in our annual cash incentive plan for 2018, as compared to our actual results for 2018:

2018 Annual Cash Incentive Plan Performance Measure				2018 Results

	Threshold	Target	Stretch

Adjusted Operating Income*	$130 million	$175 million	$220 million	$179 million

*  Adjusted operating income for 2018 represents a non-GAAP financial measure. Our GAAP reported operating income for 2018 was a loss of $25 million. See “Appendix B: Reconciliation of Non-GAAP Financial Measures.”

When determining the adjusted operating income targets for 2018, management and the Compensation Committee believed that the targets were set at levels that required us to drive increased profitability throughout the organization, including through our 2018 restructuring plan.

For 2018, we achieved $179 million of adjusted operating income. Based on these results, our executives were generally eligible for an annual incentive award amount above the target level. For Messrs. Bergman, Eskridge and Fipps, the committee also considered the performance of their respective business units, primarily considering the financial performance of the particular business unit and the success of the business unit in executing against our strategic objectives of improving operating performance and efficiencies at the company. For Mr. Plank and Mr. Frisk, the committee did not consider business unit performance given their oversight of all or a significant portion of our company’s business units.

Based on these performance considerations, the Compensation Committee approved 2018 annual cash incentive awards for the named executive officers at amounts ranging from 122-126% of the target level.

The annual cash incentive award for our executives is primarily determined based on the company and business unit financial performance measures discussed above. However, the Compensation Committee considers the overall performance of our CEO and the other executive officers, and may adjust up or down the annual incentive amounts based on individual performance during the year. Performance reviews are generally based on a qualitative assessment of performance and consider the executive’s performance and the performance of the department or departments for which the executive has responsibility, as well as the contributions the executive and department are making to the overall success of Under Armour. For 2018, the committee did not make any further adjustments to the annual cash incentive awards for the named executive officers based on individual performance.

For the annual cash incentive amounts paid to the named executive officers, see the “2018 Summary Compensation Table” below.

EQUITY AWARDS

Management and the Compensation Committee believe equity awards are an important component of executive compensation and serve to better align the interests of our executives with those of our stockholders.

The Compensation Committee approves equity awards under our Second Amended and Restated 2005 Omnibus Long-Term Incentive Plan, as amended. The purpose of the long-term incentive plan is to enhance our ability to attract and retain highly qualified executives and other persons and to motivate them to improve our business results and earnings for the long-term by providing them with equity holdings in Under Armour. Beginning in the second quarter of 2016, we began issuing equity awards for shares of our Class C Stock as equity compensation. While the Compensation Committee has the discretion under the terms of the plan to issue awards for shares of our Class A Stock, the Compensation Committee currently intends to utilize only our Class C Stock for equity compensation.

Annual Equity Awards for 2018 and Vesting of 2018 Performance Equity Awards

As discussed above under “—Executive Summary—Executive Compensation Equity Program Changes for Fiscal 2018,” management recommended and the Compensation Committee approved certain changes to our annual equity award program with respect to our performance-based equity awards. The following provides a summary of the 2018 annual equity award program for our named executive officers:

Represents 50% of the total grant date fair value of annual equity awards granted to each named executive officer

Vests in four-equal annual installments beginning in February 2019, subject to continued employment

Promotes long-term retention and alignment with stockholder interests

Represents 50% of the total grant date fair value of annual equity awards granted to each named executive officer

Vesting was tied to achievement of $130 million of adjusted operating income for 2018 (as defined in the award agreement), with a payout of 100% if the target was achieved

If performance target was achieved, awards vest in four-equal annual installments beginning in February 2019, subject to continued employment

Emphasizes and incentivizes financial performance, while also promoting long-term retention and alignment with stockholder interests

With respect to Mr. Plank’s annual equity award, Mr. Plank recommended and the Compensation Committee approved performance based and time based stock option awards to Mr. Plank. Other executive officers and members of management received annual equity awards in the form of performance based and time based restricted stock unit awards. The committee determined that for Mr. Plank it would further incentivize him to drive long-term shareholder value if he were awarded stock options, as the options would only have value to the extent our stock price increased over the price on the grant date.

The employees receiving this equity award were chosen based primarily on their position and responsibilities with the company, as well as their past performance. The total amount of equity awards to all employees was generally based on the total compensation expense amount related to equity awards as budgeted by management. The amount of the equity award to each employee was generally tiered based on the employee’s level within the company, and for executive officers the Compensation Committee considered the mix of equity awards as part of the total compensation for executives.

The following chart summarizes our adjusted operating income target, as well as our actual results for 2018:

	2018 Performance Equity Award Requirement	2018 Results
Adjusted Operating Income*	$130 million	$179 million

* Adjusted operating income for 2018 represents a non-GAAP financial measure. Our reported operating income for 2018 was a loss of $25 million. See “Appendix B: Reconciliation of Non-GAAP Financial Measures.”

In February 2019, we announced our 2018 financial results and the Compensation Committee certified that we achieved the adjusted operating income target set forth in the 2018 performance-based equity awards. As a result 100% of the performance shares and options were earned and will vest in four equal annual installments beginning February 2019.

Forfeiture of 2017 Performance Based Equity Awards

In early 2017, the Compensation Committee approved the grant of a performance based stock option award to Mr. Plank, and performance based restricted stock unit awards to our other executive officers and members of management. Vesting of the 2017 awards was tied to our achievement of combined net revenue and adjusted operating income targets for 2017 and 2018. For the 2017 award, the committee set the growth targets to incentivize management to continue to drive strong operating income growth during the performance period. With respect to the 2017 award, the number of potential options and shares eligible to vest ranged from 25% of the target amount to 200% of the target amount depending on our performance against the net revenue and adjusted operating income targets.

The following chart summarizes our combined net revenue and adjusted operating income targets for the 2017 performance-based equity awards:

2017 Performance Based Equity Award Requirement

	Threshold	Target	Stretch

Combined 2017-2018 Net Revenue	$10.8 billion	$11.2 billion	$11.8 billion

Combined 2017-2018 Adjusted Operating Income	$610 million	$670 million	$769 million

In February 2018, we announced our 2017 financial results and updated our business plans for 2018. Based on the changes to our business plans, we previously announced that we no longer expected any of the 2017 performance-based equity awards to vest and be earned. We did not achieve the threshold level of performance for either net revenue or adjusted operating income, achieving results approximately 6% below the combined net revenue requirements and approximately 45% below the adjusted operating income requirements. As a result, all of the performance shares and options were forfeited.

Time Based Equity Awards

From time to time management recommends and the Compensation Committee approves other time based restricted stock unit awards to certain of our executive officers, typically in connection with the officer joining our company or to ensure that the officer’s financial interests are sufficiently aligned with the interests of our stockholders. In determining the amount of these awards, management and the committee considered primarily the executive’s position and level of responsibility within our company, as well as the retention and long-term incentive value of the award. Mr. Fipps was granted an additional time-based restricted stock unit award in early 2018. Mr. Fipps played a critical role in overseeing the successful first phase of implementing a new global operating and financial reporting information system at the company, a multi-year initiative critical to Under Armour’s efforts to improve its operations. In addition, in mid-2017 Mr. Fipps assumed executive oversight of our company’s Connected Fitness business, a critical strategic business unit at the company. Given his critical role in these initiatives, management recommended and the committee agreed to grant Mr. Fipps a time based restricted stock award vesting in annual installments over a four-year period. This equity award is included in the “Grants of Plan-Based Awards for 2018” table below.

BENEFITS AND PERQUISITES

We have no defined benefit pension plan or any type of supplemental retirement plan for executives. We have a deferred compensation plan to provide senior management, including executive officers, with a way to save on a tax deferred basis for retirement and other needs. The plan allows for company contributions in certain limited cases. See “Nonqualified Deferred Compensation” for a description of this plan and the balances under the plan for the named executive officers. We did not make any company contributions to the plan in 2018 for any named executive officer.

Executive officers are eligible to participate in our broad-based benefit plans available to employees generally, including a 401(k) plan and Employee Stock Purchase Plan.

We pay the premiums for supplemental long-term disability insurance for our executive officers. The standard benefit offered to all employees provides long-term disability insurance equal to 60% of their salary; however, the benefit is capped at a maximum benefit of $10,000 per month. The cap results in a lower percentage of salary paid for executive officers under the standard benefit. The supplemental policy brings the total long-term disability insurance benefit for the executive officers closer to the 60% of salary level. For the named executive officers, the supplemental policy provides additional monthly disability benefits of approximately $20,000-$30,000. To avoid reducing the expected benefit to the executive officers, we have provided a tax gross-up to them to cover the income taxes incurred as a result of our paying the premiums on these policies. At Mr. Plank’s request, we have not provided a tax gross-up to him, other than certain de minimis amounts. Beginning in 2018, we no longer provide this tax gross-up to our executive officers.

Other Compensation Practices

Equity Grant Practices

During 2018, equity awards were generally granted to executive officers at one of our regularly scheduled Compensation Committee meetings. Our practice is to grant stock options with an exercise price equal to the closing market price of our common stock on the grant date. We have not had any program, plan or practice to select stock option grant dates for executive officers in coordination with the release of material non-public information in order to create value for the executive when the stock price increases over the exercise price for the stock option.

Hedging and Pledging

Our Board has adopted, as part of our insider trading policy, prohibitions against any employee or director hedging ownership of Under Armour stock by engaging in short sales or purchasing and selling of derivative securities relating to Under Armour stock. No director or executive officer of the company has any shares pledged as security.

Change in Control Severance Agreements

We have a change in control severance agreement with all of our executives except for our CEO, Mr. Plank. The purpose of the agreement is to ensure that we are able to receive and rely upon the executive’s advice as to the best interest of the company and our stockholders in connection with a change in control without concern that the executive might be distracted, or his or her advice may be affected by the personal uncertainties and risks created by a change in control.

The agreements generally provide severance only following a change in control and only if the executive’s employment is terminated without cause or the executive leaves for good reason within one year after the change in control, generally referred to as a “double trigger.” The agreements do not provide for a tax gross-up.

The primary benefit offered under the agreements is severance in an amount equal to one year’s salary and annual incentive award plus a pro-rata annual incentive award for the year in which the employment ends. The executive must agree to not compete against the company for one year in order to receive these benefits. The agreements have a fixed two-year term with no automatic renewal of the term. In late 2018, the Compensation Committee and the Board reviewed the agreements, and decided that the agreements were reasonable and should be extended through the end of 2020.

Deductibility of Executive Compensation

Management and the Compensation Committee have, in prior years, reviewed and considered, as appropriate, the effect of limitations on deductibility for federal income tax purposes under Section 162(m) of the Internal Revenue Code of compensation in excess of $1 million that was paid to certain executive officers. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, we expect that all performance-based compensation paid to our named executives will now be included when determining compensation in excess of $1 million that generally will not be deductible.

With respect to our 2018 compensation programs, a significant portion of executive compensation was determined by our performance. In prior years, our annual cash incentive awards were determined considering a minimum net revenue growth requirement, with the Compensation Committee having the ability to exercise its negative discretion to decrease awards amounts based on our profitability. In part due to the changes to Section 162(m), as noted above the 2018 annual cash incentive awards did not include a minimum net revenue requirement, but instead required achievement of certain adjusted operating income amounts.

The Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of being able to attract and retain talented management. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is not deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with Under Armour’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC.

Harvey L. Sanders, Chairman

George W. Bodenheimer

Jerri L. DeVard

2018 Summary Compensation Table

The following table sets forth information concerning compensation paid or accrued in the applicable years to our Chief Executive Officer, our Chief Financial Officer, and the other three most highly compensated executive officers in 2018. Certain salary and annual incentive plan compensation amounts may be deferred under our deferred compensation plan as discussed under “Nonqualified Deferred Compensation for 2018” below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Kevin Plank (1) Chairman of the Board and Chief Executive Officer	2018 2017 2016	26,000 26,000 26,000	0 0 0	0 0 0	4,000,000 4,000,000 2,000,000	2,520,000 0 0	10,629 8,341 7,575	6,556,629 4,034,341 2,033,575
David Bergman (5) Chief Financial Officer	2018 2017	552,885 425,000	0 75,300	1,500,000 1,950,000	0 0	550,000 0	20,936 25,114	2,623,821 2,475,414
Kevin Eskridge (6) Chief Product Officer	2018	629,230	0	1,500,000	0	586,320	18,129	2,733,679
Paul Fipps (7) Chief Digital Officer	2018 2017	650,000 603,846	0 125,000	3,500,000 3,200,000	0 0	600,000 0	21,816 27,253	4,771,816 3,956,099
Patrik Frisk (8) President and Chief Operating Officer	2018 2017	1,000,000 461,538	0 100,000	4,000,000 15,000,000	0 0	1,260,000 0	25,294 103,824	6,285,294 15,665,362

(1)

As discussed in more detail below, Mr. Plank’s total actual realized compensation was $3.4 million in 2018. Please see “CEO Actual Compensation Realized” immediately below this 2018 Summary Compensation Table.

(2)

Reflects the grant date fair value of all performance and time based restricted stock unit and stock option awards in accordance with SEC disclosure rules. Performance based awards granted in 2016 and 2017 included threshold, target and stretch levels of performance. With respect to these awards, 50% of the target value of the 2016 award and 100% of the target value of the 2017 award are included in the table above, which were the amounts we deemed probable when the awards were first granted. With respect to the performance based awards granted in 2018, the awards only included one target level of performance, representing 100%. This target value is included in the table above, which was the amount we deemed probable when the awards were first granted.

Both the 2016 and 2017 performance based awards were forfeited in full. These awards were each based on a combined two year performance period. In February 2019, our Compensation Committee certified the performance of the target set forth in the 2018 performance based award (which was based on our performance in 2018), and 100% of value included in the table above will vest in four equal annual installments beginning in February 2019.

In accordance with SEC disclosure rules, we are required to present the fair values of the 2016, 2017 and 2018 performance based awards at grant date assuming achievement at the highest level or “stretch” level of performance conditions for each of these awards (equal to 125% of the target value for the 2016 awards, 200% of the target value for the 2017 awards and 100% of the target value for the 2018 awards). The value of any time based awards are not included.

Name	2016 Performance Based Awards ($)	2017 Performance Based Awards ($)	2018 Performance Based Awards ($)
Kevin Plank	5,000,000	4,000,000	2,000,000
David Bergman		750,000	750,000
Kevin Eskridge			750,000
Paul Fipps		2,000,000	750,000
Patrik Frisk		10,000,000	2,000,000

(3)

Equity grants included in this table are further described above under the “Compensation Discussion and Analysis” or below in the “Grants of Plan-Based Awards for 2018” or “Outstanding Equity Awards at 2018 Fiscal Year-End” tables. We have disclosed the assumptions made in the valuation of the stock and option awards in “Stock-Based Compensation” under Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(4)	All Other Compensation for 2018 includes the following items:

Name	Insurance Premiums ($)(a)	Matching Contributions Under 401(k) Plan ($)	Other ($)(b)	Tax Reimbursements ($)(c)
Kevin Plank	7,129	1,000	2,500	0
David Bergman	7,236	11,000	2,700	0
Kevin Eskridge	7,129	11,000	0	0
Paul Fipps	8,317	11,000	2,500	0
Patrik Frisk	0	11,000	9,433	4,861

(a)

The insurance premiums are for supplemental disability insurance for the named executive officers. This insurance provides approximately $20,000 to $30,000 per month, depending on the executive, in disability insurance until normal retirement age and supplements the disability insurance offered to employees generally, which provides a maximum of $10,000 per month.

(b)

For Mr. Frisk, the other compensation includes costs for relocation, tax services and an executive health exam. For Messrs. Plank, Bergman and Fipps, this includes the cost for an executive health exam.

(c)	For Mr. Frisk, the tax reimbursements include a gross-up amount to cover taxes on a portion of his relocation costs.
(5)	Since Mr. Bergman first became a named executive officer in 2017, we are only required to provide his 2017 and 2018 compensation.
(6)	Since Mr. Eskridge first became a named executive officer in 2018, we are only required to provide his 2018 compensation.

(7)

Since Mr. Fipps first became a named executive officer in 2017, we are only required to provide his 2017 and 2018 compensation. As described above under “Compensation Discussion and Analysis—Equity Awards—Time Based Equity Awards,” in 2018 Mr. Fipps was granted an equity award with time based vesting with a grant date fair value of $2.0 million (in addition to his annual time based award and the performance based award described in Note (2) to the table) vesting in four equal annual installments.

(8)

Mr. Frisk joined our company in July 2017. His annual base salary for 2017 was set at $1.0 million, and in 2017 he was granted an equity award with time based vesting with a grant date fair value equal to $10.0 million (in addition to the performance based awards described in Note (2) to the table) vesting in five equal annual installments.

CEO Actual Compensation Realized

The supplemental table below sets forth the 2018, 2017 and 2016 compensation for Mr. Plank, our CEO, and is not a substitute for the Summary Compensation Table above. “Total Actual Compensation Realized” reports the actual value realized during the year on equity compensation, including the vesting of restricted stock units granted in prior years and the exercises of stock options granted in prior years (none were exercised). This differs from “Total” compensation as set forth in the Summary Compensation Table, which as noted above presents the grant date fair value of equity awards granted in that year. We believe this supplemental table more accurately reflects the significant impact the company’s performance has had on Mr. Plank’s compensation in past periods as compared to the Summary Compensation Table presented above. We further believe this table provides important context to our shareholders regarding the total value delivered to Mr. Plank each year.

Year	Salary ($)	Bonus ($)	Vesting of Stock Awards ($)(1)	Exercise Of Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Actual Compensation Realized ($)
2018	26,000	0	844,984	0	2,520,000	10,629	3,401,613
2017	26,000	0	2,165,076	0	0	8,341	2,199,417
2016	26,000	0	8,520,220	0	0	7,575	8,553,795

(1)

Amounts based on the closing price of our common stock on the date of vesting. Mr. Plank’s 2016 stock award value includes the vesting in February 2016 of performance based restricted stock units granted in 2012, 2013 and 2014. His 2017 stock award value includes the vesting in February 2017 of performance based restricted stock units granted in 2013 and 2014, and the 2018 stock award value includes the vesting of performance based restricted stock units granted in 2014. Since February 2015, Mr. Plank’s equity compensation has been in the form of stock options.

(2)	As of December 31, 2018, Mr. Plank had 209,218 vested but unexercised stock options.

Grants of Plan-Based Awards for 2018

The following table contains information concerning: (1) possible payments to the named executive officers under our 2018 annual cash incentive plan approved by the Compensation Committee in 2018; and (2) estimated equity award payouts to the named executive officers in 2018 under our 2005 Plan. All equity awards included in the table below were for shares of our Class C common stock.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name and Principal Position	Grant Date	Target ($)	Maximum ($)	Target (#)
Kevin Plank		2,000,000	4,000,000
Chairman of the Board and	2/20/2018			289,436			15.41	2,000,000
Chief Executive Officer	2/20/2018					289,436	15.41	2,000,000
David Bergman		450,000	900,000
Chief Financial Officer	2/20/2018			48,670				750,000
	2/20/2018				48,670			750,000
Kevin Eskridge		480,000	960,000
Chief Product Officer	2/20/2018			48,670				750,000
	2/20/2018				48,670			750,000
Paul Fipps		487,500	975,000
Chief Digital Officer	2/20/2018			48,670				750,000
	2/20/2018				48,670			750,000
	2/20/2018				129,786			2,000,000
Patrik Frisk		1,000,000	2,000,000
President and Chief Operating Officer	2/20/2018			129,786				2,000,000
	2/20/2018				129,786			2,000,000

(1)

As more fully described in the “Compensation Discussion and Analysis” above, executives were eligible for a possible cash award for 2018 pursuant to our annual cash incentive plan based primarily on corporate performance. The target and maximum amounts in the table reflect the possible incentive awards based on corporate performance. The 2018 award did not provide for any threshold award amount. For 2018, our performance exceeded the target amount. The target incentive award for Mr. Plank was $2.0 million; the target incentive award for Mr. Frisk was 100% of his base salary; and for the other named executives, the target incentive award was 75% of their base salaries. The maximum award was 200% of the target award amount.

(2)

These performance based restricted stock unit and performance based stock option awards vest based on our company achieving a certain adjusted operating income target for 2018 and provided for a single estimated payout, reported as the “target” amount in the table above. As described in the “—Equity Awards—Annual Equity Awards for 2018 and Vesting of 2018 Performance Equity Awards,” in February 2019 our Compensation Committee certified that we achieved the performance target. These awards will vest in four equal annual installments beginning in February 2019, subject to continued employment, and all of the shares and options vest sooner upon death or disability or upon an involuntary termination following a change in control of Under Armour. Dividend equivalents are not paid on performance based restricted stock units or stock options. With respect to the number of shares reflected in the table, Mr. Plank was granted performance based stock options and the other named executive officers presented were granted performance based restricted stock unit awards.

(3)

As described above in the “—Equity Awards—Annual Equity Awards for 2018 and Vesting of 2018 Performance Equity Awards,” the time based restricted stock unit awards represent 50% of the annual 2018 equity awards granted to each named executive officer, with the exception of Mr. Fipps who was granted an additional time based restricted stock unit award. All of the awards vest in four equal annual installments beginning in February 2019, subject to continued employment, and all of the awards vest sooner upon death or disability or upon an involuntary termination following a change in control of Under Armour. Dividend equivalents are not paid on restricted stock units.

(4)

As described above in the “—Equity Awards—Annual Equity Awards for 2018 and Vesting of 2018 Performance Equity Awards,” Mr. Plank also received a time based stock option award, which represented 50% of the annual 2018 equity awards granted to him. This award vests and becomes exercisable in four equal annual installments beginning in February 2019, subject to continued employment, and all of the options vest sooner upon death or disability or upon an involuntary termination following a change in control of Under Armour. Dividend equivalents are not paid on stock options.

(5)

See Note (2) to the “2018 Summary Compensation Table” above for further information on the value and other terms of the performance based restricted stock units and performance based stock options granted in 2018.

Employment Agreement

We have no employment agreements with any of our named executive officers.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table contains information concerning unexercised stock options and restricted stock units that were not vested for the named executive officers as of December 31, 2018.

		Option Awards						Stock Awards
Name	Grant Date	Title of Underlying Security(1)	Number of securities underlying unexercised options exercisable (#)(2)	Number of securities underlying unexercised options unexercisable (#)(2)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)(3)	Option exercise price ($)	Option expiration date	Title of Underlying Security(1)	Number of shares or units of stock that have not vested (#)(4)	Market value of shares or units of stock that have not vested ($)(5)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(6)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Kevin Plank	2/17/2015	Class A	73,748	36,873	0	36.71	2/16/2025
	2/17/2015	Class C	74,270	37,134	0	35.94	2/16/2025
	2/10/2017	Class C	61,200	183,599	61,200	19.04	2/9/2027
	2/20/2018	Class C	0	578,872	0	15.41	2/19/2028
David Bergman	2/17/2015							Class A	1,372	24,243
	2/17/2015							Class C	1,382	22,347
	8/2/2016							Class C	13,085	211,584
	2/10/2017							Class C	14,772	238,863	4,924	79,621
	2/14/2017							Class C	46,368	749,771
	2/20/2018							Class C	48,670	786,994
	2/20/2018							Class C	48,670	786,994
Kevin Eskridge	2/17/2015							Class A	5,622	99,341
	2/17/2015							Class C	5,663	91,571
	2/9/2016							Class A	1,728	30,534
	2/9/2016							Class C	1,740	28,136
	8/2/2016							Class C	17,447	282,118
	2/10/2017							Class C	29,543	477,710	9,848	159,238
	2/14/2017							Class C	46,368	749,771
	2/20/2018							Class C	48,670	786,994
	2/20/2018							Class C	48,670	786,994
Paul Fipps	2/17/2015							Class A	2,194	38,768
	2/17/2015							Class C	2,210	35,736
	8/2/2016							Class C	26,170	423,169
	2/10/2017							Class C	39,391	636,952	13,131	212,320
	2/14/2017							Class C	46,368	749,771
	2/20/2018							Class C	178,456	2,885,634
	2/20/2018							Class C	48,670	786,994
Patrik Frisk	7/10/2017							Class C	418,192	6,762,165	65,343	1,056,588
	2/20/2018							Class C	129,786	2,098,640
	2/20/2018							Class C	129,786	2,098,640

(1)

Equity awards granted prior to April 2016 were for shares of our Class A stock. In April 2016, in connection with our recapitalization we paid a dividend to shareholders of record of one share of our Class C Stock for each share of Class A Stock and Class B Stock outstanding (the “Class C Dividend”) and any equity awards granted thereafter were for shares of our Class C Stock. In accordance with the terms of the 2005 Plan, awards outstanding under the 2005 Plan for shares of our Class A Stock in April 2016 were adjusted on a one-for-one basis to provide for the issuance of an equal number of our Class C Stock. Following this adjustment, in June 2016 we paid a dividend to holders of our Class C Stock in the form of additional shares of Class C Stock (the “Adjustment Payment Dividend”). Pursuant to the 2005 Plan, awards outstanding under the 2005 Plan for shares of our Class C Stock were adjusted in accordance with the distribution ratio for the dividend. Accordingly the equity awards granted in 2015 and February 2016 in the table above, which were originally granted for shares of Class A Stock, reflect these adjustments.

(2)

Awards in this column include both time based stock options and performance based stock options for which the performance conditions have been satisfied. The performance based stock option awards granted in 2015 becomes exercisable in one remaining installment in February 2019. The time based stock option award granted in 2017 and included in this column becomes exercisable in three remaining installments in February 2019, 2020 and 2021. The time based stock option award granted in 2018 and included in this column becomes exercisable in four equal annual installments beginning in February 2019. The performance based stock option awards granted in 2018 were earned based on our company achieving a certain adjusted operating income for 2018, and in February 2019, our Compensation Committee certified that these awards were earned in full. The awards remain subject to continued employment, and become exercisable in four equal annual installments beginning in February 2019. All of the options become exercisable sooner upon death or disability or, in certain circumstances, following a change in control of Under Armour.

(3)

Awards in this column include performance based stock options for which the performance conditions were not yet satisfied as of December 31, 2018. The number of options shown for 2017 are the threshold number of options that could vest under the award (25% of target). However, in February 2019, our Compensation Committee certified that these stock option awards have been forfeited in full. See “Compensation Discussion and Analysis—Equity Awards—Forfeiture of 2017 Performance Based Equity Awards”.

(4)

Awards in this column include both time based restricted stock units and performance based restricted stock units for which the performance conditions have been satisfied. The performance based restricted stock unit awards granted in 2018 were earned based on our company achieving a certain adjusted operating income for 2018, and in February 2019, our Compensation Committee certified that these awards were earned in full. Set forth below is a schedule of the vesting related to each grant date for the restricted stock units identified in this column. Vesting is subject to continued employment. All of the restricted stock units in this column vest sooner upon death or disability or, in certain circumstances, following a change in control of Under Armour.

Grant Date	Vesting Schedule
2/17/2015	Performance based restricted stock awards were earned at the target level. These shares vested February 2019.
8/2/2016	These time based restricted stock units vest in three remaining equal annual installments beginning August 2019.
7/10/2017	These time based restricted stock units vest in four remaining equal annual installments beginning in August 2019.
2/10/2017	These time based restricted stock units vest in three remaining equal annual installments beginning in February 2019.
2/14/2017	These time based restricted stock units vest in three remaining equal annual installments beginning in February 2019.
2/20/2018	These time based restricted stock units vest in four equal annual installments beginning in February 2019.
2/20/2018	Performance based restricted stock awards were earned in full. The award vests in four equal annual installments beginning in February 2019.

(5)	Based on the closing prices our Class A Stock and Class C Stock on December 31, 2018, which were $17.67 and $16.17, respectively.
(6)

Awards in this column include performance based restricted stock units for which the performance conditions have not yet been satisfied as of December 31, 2018. The number of restricted stock units shown for 2017 are the threshold number of shares that could vest under the award (25% of target). However, in February 2019, our Compensation Committee certified that these restricted stock unit awards have been forfeited in full. See “Compensation Discussion and Analysis—Equity Awards—Forfeiture of 2017 Performance Based Equity Awards”.

Option Exercises and Stock Vested in 2018

The table below sets forth information concerning the exercise of stock options and vesting of restricted stock units for each named executive officer during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin Plank	0	0	49,860	844,984
David Bergman	0	0	30,611	514,720
Kevin Eskridge	0	0	48,815	823,386
Paul Fipps	0	0	47,323	803,718
Patrik Frisk	0	0	104,548	2,069,005

(1)	Value realized is calculated by multiplying the number of shares vested by the closing price our stock on the date of vesting.

Nonqualified Deferred Compensaton for 2018

This table below sets forth information concerning our deferred compensation plan for each named executive officer during 2018.

Name	Executive Contributions in 2018 ($)	Registrant Contributions in 2018 ($)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2018 ($)
Kevin Plank	0	0	(113,642)	0	1,713,897
David Bergman	0	0	0	0	0
Kevin Eskridge	0	0	0	0	0
Paul Fipps	0	0	(6,263)	0	65,451
Patrik Frisk	0	0	0	0	0

The Compensation Committee administers the plan. The plan allows a select group of management or highly compensated employees as approved by the committee to make annual base salary and annual incentive award deferrals.

Participating employees may elect to defer from 5% to 75% of their annual base salary and 5% to 90% of their annual incentive award. They generally must make salary deferral elections for a given year by December 31st of the prior year, and incentive award deferral elections for a given year by June 30th of the year for which incentive awards are earned. For example, to defer any 2018 incentive award that might be payable in early 2019, employees must have made an election by June 30, 2018. Deferral elections cannot be changed or revoked except in very limited hardship circumstances as permitted under applicable law. Employees immediately vest in all amounts credited to their accounts.

The plan includes a “make whole” feature for employees who, due to participation in the plan, receive a reduction in the matching contribution under our 401(k) plan. A reduction occurs under the 401(k) plan because of the rule that prohibits the 401(k) plan from recognizing deferrals to a non-qualified plan, such as our deferred compensation plan, in the 401(k) plan’s definition of compensation for matching contribution purposes. Under the plan feature, any amount that, because of these rules, cannot be contributed as a matching contribution to the 401(k) plan will be contributed instead to the deferred compensation plan for those participants employed on the last day of the year. We make no other contributions to the plan.

We credit the deferred compensation accounts with earnings or losses based on the performance of one or more money market or mutual funds selected by the employee from several investment options offered under the plan. Employees may change their investment elections daily. We contribute to a grantor trust in order to provide us with a source of funds for the benefits payable to participants under the plan. The assets in the trust are available to provide benefits under the plan unless Under Armour is bankrupt or insolvent.

The timing of distributions is based on elections made by the employees at the time of the initial deferral election. Employees can generally elect to receive a distribution from the plan at least three years after the year in which the deferral amount is actually deferred. Employees may elect to postpone the distribution date for a minimum of five years if they do so at least one year before the previously specified date. Employees may elect to receive a distribution upon retirement in a lump sum or in annual installments over a period of two to ten years, as selected by the employee at the time of deferral. If an employee leaves the company, we pay distributions in a lump sum six months following termination of employment. If an employee dies, we pay a distribution in a lump sum to the employee’s beneficiary. Employees may not otherwise withdraw amounts from the plan except in the case of an unforeseeable financial emergency as defined in the plan.

Retirement Plans

We have no defined benefit pension plans or supplemental retirement plans for executives.

Potential Payments Upon Termination of Employment or Change in Control

The table provides an estimate of the payments and benefits that would be paid to our named executive officers in connection with any termination of employment or upon a change in control of Under Armour. The payments are calculated assuming the termination of employment or change in control occurred on December 31, 2018. All of our named executive officers, with the exception of Mr. Plank, are subject to a change in control severance agreement.

The definitions of “change in control”, “cause” and “good reason” and descriptions of the payments and benefits appear after the table. The table does not include amounts deferred under our deferred compensation plan. For a description of the distributions made under this plan upon termination of employment, see “Nonqualified Deferred Compensation for 2018” above.

Name	Cash Severance ($)	Benefits ($)	Vesting of Equity Awards ($)	Total ($)
Kevin Plank

Change In Control Related
• Without Cause or for Good Reason			439,943	439,943

Non-Change in Control Related
• Death			439,943	439,943
• Disability			439,943	439,943

David Bergman

Change In Control Related
• Without Cause or for Good Reason	1,500,000	24,876	3,139,281	4,664,157
• Any Other Reason	450,000			450,000

Non-Change in Control Related
• Any Reason with Under Armour Enforcing a Non-Compete	360,000			360,000
• Death			3,139,281	3,139,281
• Disability			3,139,281	3,139,281

Kevin Eskridge

Change In Control Related
• Without Cause or for Good Reason	1,600,000	25,747	3,970,120	5,595,867
• Any Other Reason	480,000			480,000

Non-Change in Control Related
• Any Reason with Under Armour Enforcing a Non-Compete	384,000			384,000
• Death			3,970,120	3,970,120
• Disability			3,970,120	3,970,120

Paul Fipps

Change In Control Related
• Without Cause or for Good Reason	1,625,000	24,821	6,406,304	8,056,125
• Any Other Reason	487,500			487,500

Non-Change in Control Related
• Without Cause or for Good Reason	650,000			650,000
• Any Reason with Under Armour Enforcing a Non-Compete	390,000			390,000
• Death			6,406,304	6,406,304
• Disability			6,406,304	6,406,304
Patrik Frisk

Change In Control Related
• Without Cause or for Good Reason	3,000,000	11,784	15,185,797	18,197,581
• Any Other Reason	1,000,000			1,000,000

Non-Change in Control Related
• Without Cause or for Good Reason	2,000,000	23,567		2,023,567
• Any Reason with Under Armour Enforcing a Non-Compete	600,000			600,000
• Death			15,185,797	15,185,797
• Disability			15,185,797	15,185,797

Definitions

In the change in control severance agreements and for the equity awards, the term “change in control” is generally defined as:

•

any person or entity becomes the beneficial owner, directly or indirectly, of securities of Under Armour representing 50% or more of the total voting power represented by Under Armour’s then-outstanding voting securities, except for acquisitions by an Under Armour employee benefit plan or by Mr. Plank or his immediate family members;

•	a change in the composition of our Board occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors;

•

the consummation of a merger or consolidation of Under Armour with any other corporation, other than a merger or consolidation where our stockholders continue to have at least 50% of the total voting power in substantially the same proportion as prior to such merger or consolidation or where our directors continue to represent at least 50% of the directors of the surviving entity; or

•	the consummation of the sale or disposition by us of all or substantially all of our assets.

In the change in control severance agreements and for the equity awards, the term “cause” is generally defined as:

•	material misconduct or neglect in the performance of duties;

•

any felony, an offense punishable by imprisonment, any offense involving material dishonesty, fraud, moral turpitude or immoral conduct, or any crime of sufficient importance to potentially discredit or adversely affect our ability to conduct our business;

•	material breach of our code of conduct;

•	any act that results in severe harm to us, excluding any act in good faith reasonably believed to be in our best interests; or

•	material breach of the agreement and the related confidentiality, non-competition and non-solicitation agreement.

In the change in control severance agreements and for the equity awards, the term “good reason” is generally defined as:

•	a diminishment in the scope of duties or responsibilities;

•	a reduction in base salary, bonus opportunity or a material reduction in the aggregate benefits or perquisites;

•	relocation more than 50 miles from the executive’s primary place of business, or a significant increase in required travel;

•	a failure by any successor to Under Armour to assume the change in control severance agreement; or

•	a material breach by us of any of the terms of the change in control severance agreement.

Benefits and Payments

Upon a Change in Control

All restricted stock units and stock options require a double trigger for vesting in connection with a change of control. Double-trigger vesting requires both a change of control and a termination of the award holder’s employment without Cause or resignation by the executive for Good Reason in connection with that change of control for the vesting of unvested equity awards to accelerate. For any performance based restricted stock unit or performance based stock option awards for which the performance period is not complete, the number of shares or options at the target level of performance would be accelerated.

Upon termination of employment without Cause or by Executive for Good Reason in connection with a Change in Control

Under the change in control severance agreements, if the executive’s employment is terminated without Cause or by the executive for Good Reason in connection with a change in control, the executive would receive:

•	accrued but unpaid salary and vacation pay (no amounts assumed based on termination date of December 31, 2018);

•

a pro-rata bonus for the year in which the change in control occurs at the higher of the average bonus paid in the two years prior to termination of employment or the target bonus for the year of such termination of employment (assumed in this case to be target bonus);

•

a lump sum payment equal to the sum of (1) the annual base salary of the executive at the highest rate in effect during the twelve month period following the change in control and (2) the higher of the average bonus paid in the two years prior to termination of employment or the target bonus for the year of such termination of employment (assumed in this case to be target bonus); and

•

for a period of up to one year after the date of termination, continuation of certain medical, life insurance and other welfare benefits unless the executive becomes eligible for another employer’s benefits that are substantially similar.

As a condition to the receipt of the lump sum payment and the continuation of benefits described above, the executive will be required to sign or reconfirm a confidentiality agreement and a one-year non-competition and non-solicitation agreement and execute a general release of claims against Under Armour and its affiliates.

Upon termination of employment for any other reason in connection with a Change in Control

Under the change in control severance agreements, if the executive’s employment is terminated for any other reason, other than Cause or for Good Reason, the executive is entitled to:

•	accrued but unpaid salary and vacation pay (no amounts assumed based on termination date of December 31, 2018); and

•	a pro-rata bonus for the year in which the change in control occurs (assumed in this case to be the target bonus).

Termination of employment without cause

In February 2018, Mr. Fipps executed a new confidentiality, non-competition and non-solicitation agreement, which provided for certain payments upon the termination of his employment without cause. In the event the company terminated his employment without cause on December 31, 2018, pursuant to the terms of this agreement, Mr. Fipps would receive 12-months of his annual base salary. The definition of “cause” in this agreement is materially consistent with the definition of that term in our change in control severance agreement, as described above.

Termination of employment without cause or for good reason

Upon joining our company in July 2017, Mr. Frisk’s confidentiality, non-competition and non-solicitation agreement provided for certain payments upon the termination of his employment without cause or his resignation for good reason. In the event the company terminated his employment without cause or he resigned for good reason on December 31, 2018, pursuant to the terms of this agreement, Mr. Frisk would receive 24-months of his annual base salary, plus the continuation of medical benefits during the severance period. The definitions of “cause” and “good reason” in this agreement are materially consistent with the definition of those terms in our change in control severance agreements, as described above.

Termination of employment for any reason with Under Armour enforcing a non-compete

Executives generally may not compete for one year after termination of employment for any reason if we continue to pay 60% of their salary during this period.

Disability

All restricted stock units, performance based restricted stock units (except as described below) and stock options vest upon the executive’s disability. For performance based awards that are still subject to performance conditions, the target amount of the award is earned and immediately vests on date of termination.

The named executive officers are covered by a supplemental long-term disability insurance policy that provides an additional benefit beyond the standard benefit offered to employees generally (standard benefit is up to $10,000 monthly). If executives had become disabled, they would have received monthly supplemental disability insurance payments of $20,000 until age 65. Monthly disability payments are not included in the above table because they are paid under a disability insurance policy and not by us.

Death

All restricted stock units, performance based restricted stock units (except as described below) and stock options vest upon the executive’s death. For performance based awards that are still subject to performance conditions, the target amount of the award is earned and immediately vests on date of termination.

CEO Pay Ratio

Pursuant to SEC disclosure requirements, we are presenting the ratio of the annual total compensation for fiscal year 2018 of Mr. Plank, our Chief Executive Officer, to that of the median of the annual total compensation for all of our employees.

We first identified our median employee by examining the total cash compensation paid during our 2017 fiscal year to employees who were employed by us on October 1, 2017 (excluding Mr. Plank). This included our full-time, part-time and seasonal employees, subject to certain exceptions for employees in foreign jurisdictions as described below. We believe that total cash compensation reasonably reflects the annual compensation of our employee population, given the limited number of our employees that receive other forms of compensation (such as equity awards). We examined our internal payroll and similar records in order to determine total cash compensation paid to our employees included in our calculations. For employees in foreign jurisdictions, we converted amounts paid in foreign currencies to U.S. dollars using the exchange rates we utilized in connection with the preparation of our 2017 annual financial statements.

As of October 1, 2017, we had approximately 14,106 employees globally, with approximately 11,350 employees located in the United States and approximately 2,756 located outside the United States. The majority of our employees are comprised of retail salespersons and distribution facility employees. As previously disclosed, for purposes of determining our median employee, we excluded employees located in certain foreign jurisdictions representing approximately 4% of our total employee population, as permitted by the SEC’s disclosure rules.

Under the SEC’s rules regarding this disclosure, a company is required to identify its median employee only once every three years so long as during the last prior fiscal year there has been no change to its employee population or employee compensation arrangements that it reasonably believes would result in a significant change in its pay ratio disclosure. In 2018, we did not experience any such changes. However, the employee we identified as our median employee in 2017 did not serve as an employee in 2018. In accordance with the SEC’s rules, we have identified another employee whose compensation is substantially similar to our original median employee based on total cash compensation.

For calculating the ratio in 2018, we determined the following:

•

Part-Time U.S. Retail Employee: The total annual compensation for our estimated median employee, who worked on average approximately 20 hours per week in one of our retail stores located in the United States, was $10,832.

•	Chief Executive Officer of Under Armour: The total annual compensation for Mr. Plank was $6,556,629.

Based on this information, for 2018 the ratio of the total annual compensation for Mr. Plank to our estimated median employee was approximately 605 to 1. We believe this ratio represents a reasonable estimate calculated in a manner consistent with the SEC’s disclosure requirements under Item 402(u) of Regulation S-K, which permit the use of estimates, assumptions and adjustments in connection with the identification of our median employee. Please note that due to the flexibility permitted by these rules in calculating this ratio, our ratio may not be comparable to CEO pay ratios presented by other companies.

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

(PROPOSAL 2)

We provide stockholders with the opportunity to cast an annual advisory vote on executive compensation (commonly referred to as a “say on pay” proposal). This vote is on whether to approve the compensation of the named executive officers as disclosed in the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative.

At our 2018 Annual Meeting of Stockholders, 95% of the votes cast on the “say on pay” proposal voted in favor of our executive compensation. The Compensation Committee believes the results of the 2018 “say on pay” vote demonstrated that stockholders generally agreed with our compensation program and policies and the compensation of our named executive officers.

While this advisory vote to approve executive compensation is non-binding, the Board and the Compensation Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Voting results provide little detail by themselves, and we may consult directly with stockholders to better understand issues and concerns not previously presented. The Board and management understand that it is useful and appropriate to seek the views of stockholders when considering the design and implementation of executive compensation programs.

The Board of Directors asks you to consider the following statement: Do you approve our executive compensation as described in the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures?

The approval of our executive compensation as described in the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures, requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the approval of our executive compensation.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning our equity compensation plans that authorize the issuance of shares of Class A and Class C Stock. The information is provided as of December 31, 2018:

Plan Category	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	Class A	2,219,460	8.35	11,731,415
Equity compensation plans approved by security holders	Class C	12,462,944	14.82	16,238,658
Equity compensation plans not approved by security holders	Class A	135,405	—	—
Equity compensation plans not approved by security holders	Class C	136,362	—	—

The number of securities to be issued upon exercise of outstanding options, warrants and rights issued under equity compensation plans approved by security holders includes 1,396,011 Class A and 10,489,849 Class C restricted stock units and deferred stock units issued to employees, non-employees and directors of Under Armour; these restricted stock units and deferred stock units are not included in the weighted average exercise price calculation above.

The number of securities remaining available for future issuance as of December 31, 2018 includes 9,036,086 shares of our Class A Stock and 13,455,077 shares of our Class C Stock under our 2005 Plan and 2,695,329 shares of our Class A Stock and 2,783,581 shares of our Class C Stock under our Employee Stock Purchase Plan. In addition to securities issued upon the exercise of stock options, warrants and rights, the 2005 Stock Plan authorizes the issuance of restricted and unrestricted shares of our Class A and Class C Stock and other equity awards. Refer to Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2018 (our “2018 10-K”) for a description of the material features of these plans. Please note that the amounts reflected in the table above vary from those reflected in our 2018 10-K due to an immaterial error included in the 2018 10-K, which did not properly capture the forfeiture of certain performance based equity awards issued under our 2005 Plan.

The number of securities issued upon exercise of outstanding options, warrants and rights issued under equity compensation plans not approved by security holders includes 135,405 shares of our Class A Common Stock and 136,362 shares of our Class C Common Stock issued in connection with the delivery of shares pursuant to deferred stock units granted to certain of our marketing partners. These deferred stock units are not included in the weighted average exercise price calculation above.

The deferred stock units are issued to certain of our marketing partners in connection with their entering into endorsement and other marketing services agreements with us. The terms of each agreement set forth the number of deferred stock units to be granted and the delivery dates for the shares, which range from a 1 to 10 year period, depending on the contract. The deferred stock units are non-forfeitable.

TRANSACTIONS WITH RELATED PERSONS

In accordance with SEC disclosure requirements, we have presented below transactions in which we are a party that exceeded $120,000 in 2018, and in which any of our related persons had or will have a direct or indirect material interest.

Under Armour Corporate Offices

In 2015 we entered into a lease with an entity controlled by Mr. Plank to lease industrial space located near our corporate headquarters in Baltimore, which we use as an innovation and manufacturing testing facility and for other business purposes. Given the location’s proximity to our headquarters in Baltimore City, the use of this space provided a unique opportunity for us to build a state-of-the-art facility able to accommodate our innovation needs. The lease covers 68,000 square feet and has a five-year term, with payments that began in April 2016. The annual lease rate was initially approximately $0.5 million, with the annual lease rate escalating 2.5% each year. For 2018, our total lease payments remained approximately $0.5 million. Following an independent market rent appraisal, we determined that the lease payments were below fair market lease rates. We also determined that the location of the property as well as other favorable terms of the lease, such as renewal options and flexibility regarding the design of the space, provide us with overall terms that were both fair and reasonable to us and provided flexibility otherwise unavailable at alternative locations.

Aircraft

A company owned by Mr. Plank owns a jet aircraft. We have an operating lease agreement with the company to lease the aircraft when it is used by Mr. Plank or other persons for our business purposes. We pay a fixed monthly lease payment of $166,667 under the terms of the lease agreement, with total payments of $2.0 million in 2018. We determined that the lease payment rate is at the fair market value lease rate for this aircraft based on a third party appraisal. The Audit Committee determined the lease terms were reasonable and that we would benefit by the use of the aircraft for company business.

The Audit Committee approved the terms of each of the foregoing transactions in accordance with our policy on transactions with related persons.

Policies and Procedures for Review and Approval of Transactions with Related Persons

Our Corporate Governance Guidelines require that any transaction involving Under Armour and a director or executive officer or entities controlled by a director or executive officer, be approved by our Board of Directors. The Board has delegated to the Audit Committee oversight and approval of these and other matters that may present conflicts of interest. The committee has adopted a formal written policy on transactions with related persons. Related persons are generally defined under SEC rules as our directors, executive officers, or stockholders owning at least five percent of our outstanding shares, or immediate family members of any of the foregoing. The policy provides that the committee shall review and approve or ratify transactions with related persons and any material changes to such transactions. The policy further provides that in determining whether to approve or ratify such a transaction, the committee may consider the following factors:

•	whether the terms of the transaction are reasonable and fair to Under Armour and on the same basis as would apply if the transaction did not involve a related person;

•	whether the transaction would impair the independence of a non-management director; and

•

whether the transaction would present an improper conflict of interest, taking into account the size of the transaction, the materiality of a related person’s direct or indirect interest in the transaction, and any other factors the committee deems relevant.

To the extent our employment of an immediate family member of a director, executive officer or five percent stockholder is considered a transaction with a related person, the policy provides that the committee will not be required to ratify or approve such employment if the executive officer, director or five percent stockholder does not participate in decisions regarding the hiring, performance evaluation, or compensation of the family member.

APPROVAL OF THIRD AMENDED AND RESTATED 2005 OMNIBUS LONG-TERM INCENTIVE PLAN

(PROPOSAL 3)

At a Special Meeting of Stockholders held on August 26, 2015, our stockholders approved our existing Second Amended and Restated 2005 Omnibus Long-Term Incentive Plan, as amended, which we refer to as our 2005 Plan. The Board of Directors believes that it is advisable to amend our 2005 Plan in order to increase the shares of our Class C Stock available for issuance by an additional 15 million shares, to extend the term of the 2005 Plan, to provide for certain minimum vesting requirements and to make certain additional technical amendments to reflect recent changes to Section 162(m) of the Internal Revenue Code, which we refer to as Section 162(m). These changes will be incorporated in the Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Amended 2005 Plan”).” The Board recommends that stockholders approve the Amended 2005 Plan.

In accordance with SEC disclosure requirements, the following is a description of the material features of the Amended 2005 Plan. The Amended 2005 Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following description and summary are qualified in their entirety by reference to Appendix A.

Approval of Proposal 3 requires the affirmative “FOR” vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting.

Material Changes to the 2005 Plan

In connection with this approval, the Board has recommended that the 2005 Plan be amended in the following respects, and to reflect such amendments in the new Amended 2005 Plan document:

•	Increase the number of shares of Class C Stock reserved for issuance under the 2005 Plan by 15,000,000 shares (from 30,000,000 shares to 45,000,000 shares);

•	To provide that the expiration date of the Amended 2005 Plan shall be the tenth anniversary of the date such plan was approved by the Board;

•	To provide that awards under the Amended 2005 Plan may not vest prior to the one-year anniversary of the date of grant, subject to certain exceptions described below; and

•	To make certain additional technical amendments to reflect recent changes to Section 162(m).

As of March 1, 2019, 9,036,229 shares of Class A Stock and 10,867,239 shares of our Class C Stock remained available for issuance of future awards under the 2005 Plan. As discussed under the “Compensation Discussion and Analysis” section of this Proxy Statement above, beginning in the second quarter of 2016, we began issuing equity awards for shares of our Class C Stock as equity compensation. While the Compensation Committee has the discretion under the terms of the 2005 Plan to issue awards for shares of our Class A Stock, the Compensation Committee currently intends to utilize only our Class C Stock for equity compensation going forward. Based on past trends and current expectations for possible future awards, we are recommending that an additional 15 million shares of Class C Stock be made available for issuance under the Amended 2005 Plan, sufficient to cover equity awards for the next several years. On March 1, 2019, the closing price of our Class A Stock and Class C Stock was $22.86 and $20.41, respectively.

Common measures for the use of stock incentive plans include the run rate and the overhang rate. The run rate measures the annual dilution from equity awards granted during a particular year. We calculate this based on all awards granted under the 2005 Plan in a given year as a percent of the number of our Class A, Class B, and Class C common shares outstanding in that year. Our run rates for 2016, 2017 and 2018 were approximately 0.99%, 1.85% and 1.28%, respectively. In February 2019, the Compensation Committee approved time-based and performance-based equity compensation awards in the form of restricted stock units and stock options for approximately 4.3 million shares of Class C Stock. We believe these are reasonable levels. The run rate may increase in future years as the number of people in our company who are eligible to receive equity awards grows, and if we continue to have equity awards as an important component of compensation for our executives and other key employees to better align their interests with the interests of our stockholders. The overhang rate is a measure of potential dilution to stockholders. We calculate this based on all unissued shares under the 2005 Plan plus outstanding stock options and stock units as a percent of the total number of shares of our Class A, Class B, and Class C Common Stock outstanding. At the end of 2018 (not including grants made in February 2019), our overhang rate was approximately 8.3%. With the increase in the number of shares reserved for issuance under the Amended 2005 Plan, our overhang rate at the end of 2018 would have been 11.7%. We believe these are reasonable levels and provide us with the appropriate flexibility to ensure meaningful equity awards in future years to our executives and other key employees to better align their interests with the interests of our stockholders.

In addition, the 2005 Plan is being amended to extend the expiration date of the plan and to include a minimum vesting period requirement of one-year for any awards granted, subject to certain exceptions described in more detail below. The 2005 Plan is also being amended to reflect certain technical amendments designed to address changes to the Internal Revenue Code due to the enactment of the 2017 Tax Cuts and Jobs Act (the “Tax Act”) and its elimination of the tax deduction for certain qualified performance-based compensation under Section 162(m). These proposed amendments will not eliminate performance criteria for equity awards under the Amended 2005 Plan or materially impact the performance criteria that the Compensation Committee may consider when establishing performance awards under the Amended 2005 Plan.

Summary of the Amended 2005 Plan

Purpose of Amended 2005 Plan. The purpose of the Amended 2005 Plan is to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve our company and to use maximum effort to improve the business results and earnings of our company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of our company.

Administration of the Amended 2005 Plan. Our Compensation Committee has such powers and authorities related to the administration of the Amended 2005 Plan as are consistent with our corporate governance documents and applicable law. Each Compensation Committee member will be a “non-employee director” within the meaning of the exemption under Rule 16b-3 of the Securities Exchange Act of 1934. Currently, our Compensation Committee is comprised of three directors who meet these independence requirements and who also qualify as independent directors under the corporate governance listing standards of the New York Stock Exchange, as well as the New York Stock Exchange’s additional independence requirements for compensation committee members. The Compensation Committee has the authority to determine, among other things, who receives awards, what type of awards are granted, the number of shares of our stock subject to an award, the terms and conditions of each award and the form of each award agreement. The Compensation Committee has the authority to amend, modify or supplement the terms of any outstanding award, to interpret and administer the Amended 2005 Plan and any award agreement and to establish rules and regulations for the administration of the Amended 2005 Plan.

Term of the Amended 2005 Plan. Subject to shareholder approval, the Amended 2005 Plan will become effective on March 22, 2019 (the date of our Board’s approval of the Amended 2005 Plan), and will terminate on March 22, 2029 (the ten-year anniversary of the effective date of the Amended 2005 Plan). Our 2005 Plan currently expires on February 17, 2025.

Amendment and Termination. Our Board of Directors may at any time amend, suspend, or terminate the Amended 2005 Plan as to any awards which have not been made. An amendment will be contingent on approval of our stockholders to the extent stated by our Board, required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the Amended 2005 Plan. No amendment, suspension, or termination of the Amended 2005 Plan will, without the consent of the holder of the award, impair rights or obligations under an outstanding award.

No Repricing of Stock Options or Stock Appreciation Rights. The Amended 2005 Plan prohibits, without the approval of our stockholders, any amendment or modification of an outstanding stock option or stock appreciation right that reduces the exercise price of the award, either by lowering the exercise price or by canceling the outstanding award and granting a replacement award with a lower exercise price, or that otherwise would be treated as a repricing under the rules of the New York Stock Exchange or cause the award to be treated as deferred compensation subject to the limitations of Internal Revenue Code Section 409A. The Amended 2005 Plan further prohibits, without the approval of our stockholders, the cash repurchase of an outstanding stock option or stock appreciation right when the fair market value of a share is lower than the exercise price of such stock option or stock appreciation right.

Shares Available for Plan Awards. As noted above, the maximum number of shares of our Class A Stock authorized for issuance under the 2005 Plan was 30,000,000, with 9,036,229 shares as of March 1, 2019 remaining available for issuance of future awards, and the maximum number of shares of our Class C Stock currently authorized for issuance under the 2005 Plan was 30,000,000, with 10,867,239 shares as of March 1, 2019 remaining available for issuance of future awards. If the Amended 2005 Plan is approved, then the number of shares of Class C Stock authorized to be issued pursuant to awards under the Amended 2005 Plan will be increased to 45,000,000, resulting in 25,867,239 shares remaining available for future awards. The number of shares of our Class A Stock available for issuance under the Amended 2005 Plan will not change from the number currently available under the 2005 Plan (9,036,229 shares).

Any of the available shares may be issued pursuant to incentive stock options. The maximum number of shares of stock with respect to which stock options or stock appreciation rights may be granted in any calendar year to any one person is 2,000,000. Shares that are withheld from an award or surrendered in payment of any exercise price or taxes relating to the award will be treated as delivered and will reduce the shares available under the Amended 2005 Plan. Any shares covered by an award that are not purchased or are forfeited, settled in cash or otherwise terminated without delivery of shares to the award holder will be available for future grants under the Amended 2005 Plan. The number and class of shares available under the Amended 2005 Plan and/or subject to outstanding awards, as well as the maximum number of shares with respect to which stock options or stock appreciation rights may be granted in any calendar year to any one person, will be equitably adjusted in the event of various changes in the capitalization of our Company. See “—Performance Awards” below for the maximum number of shares of stock that may be granted under a performance based equity award, other than an option or stock appreciation right, to any one person in any calendar year.

Type of Awards. The Amended 2005 Plan authorizes awards of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and unrestricted stock units and dividend equivalent rights, as well as performance-based equity awards that are made subject to the attainment of performance goals over a performance period established by the Compensation Committee in its discretion.

Eligibility and Participation. Awards may be made to an employee, officer or director of our company or an affiliate of our company, or a consultant or adviser providing services to our company or an affiliate of our company, or any other individual whose participation is determined by the Compensation Committee to be in the best interests of our company. At December 31, 2018, we had approximately 15,000 employees.

Minimum Vesting. As noted above, the Amended 2005 Plan would provide that with respect to any future awards granted on or after the effective date, those awards may not vest, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Compensation Committee may provide in the award agreement that awards vest prior to such date in the event of the grantee’s death or disability, or in connection with certain change in control transactions. Notwithstanding the foregoing, up to 5% of the shares of Class A and Class C Stock remaining available for issuance as of the effective date may be issued pursuant to awards subject to any, or no, vesting conditions, as the Compensation Committee determines appropriate. In addition, annual awards granted to our non-employee directors at any annual stockholders meeting may provide for vesting at the next annual stockholders meeting.

Stock Options and Stock Appreciation Rights. The Compensation Committee may award stock options, including incentive stock options and non-qualified stock options, and stock appreciation rights to eligible persons. The committee may award stock appreciation rights in tandem with or as a component of other awards or as stand-alone awards.

Exercise Price of Stock Options and Stock Appreciation Rights. The exercise price per share of a stock option or stock appreciation right will in no event be less than 100% (or 110% in the case of an incentive stock option issued to a person who owns more than ten percent of the total combined voting power of all classes of our outstanding stock) of the fair market value per share of our Class A Stock or Class C Stock underlying the award on the grant date; provided that with respect to awards made in substitution for or in exchange for awards made by an entity we acquire, the exercise price does not need to be at least the fair market value on the date of the substitution or exchange. A stock appreciation right confers a right to receive, upon exercise, the excess of the fair market value of one share of our Class A Stock or Class C Stock, as applicable, on the date of exercise over the grant price of the stock appreciation right. The grant price may be fixed at the fair market value of a share of our Class A Stock or Class C Stock, as applicable, on the date of grant or may vary in accordance with a predetermined formula while the stock appreciation right is outstanding; provided that the grant price may not be less than the fair market value of a share of our Class A Stock or Class C Stock, as applicable, on the grant date. A stock appreciation right granted in tandem with an outstanding stock option following the grant date of such stock option may have a grant price that is equal to the stock option’s exercise price; provided, however, that the stock appreciation right’s grant price may not be less than the fair market value of a share of our Class A Stock or Class C Stock, as applicable, on the grant date of the stock appreciation right.

Vesting of Stock Options and Stock Appreciation Rights. The Compensation Committee will determine when a stock option or stock appreciation right will become exercisable and the effect of termination of service on such award, and include such information in the award agreement.

Special Limitations on Incentive Stock Options. The Compensation Committee may award incentive stock options only to an employee of our company or a subsidiary corporation of our company and only to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of our Class A Stock or Class C Stock, as applicable, with respect to which all incentive stock options held by the employee become exercisable for the first time during any calendar year does not exceed $100,000.

Exercise of Stock Options and Stock Appreciation Rights. A stock option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). To the extent permitted under the award agreement, the payment may be made through cash, delivery of shares, broker assisted cashless exercises, net exercise or in any other form consistent with applicable law. The Compensation Committee has the discretion to determine the method or methods by which a stock appreciation right may be exercised.

Expiration of Stock Options and Stock Appreciation Rights. Stock options and stock appreciation rights will expire at such time as the Compensation Committee determines; provided, however that no stock option may be exercised more than ten years from the date of grant, or in the case of an incentive stock option held by a person that owns more than ten percent of the total combined voting power of all classes of our outstanding stock, not more than five years from the date of grant.

Restricted Stock and Restricted Stock Units. At the time a grant of restricted stock or restricted stock units is made, the Compensation Committee establishes the applicable “restricted period” and any restrictions in addition to or other than the expiration of such restricted period, including the satisfaction of any performance objectives. Unless the Compensation Committee otherwise stipulates in an award agreement, holders of restricted stock will have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock. The Compensation Committee may provide that any such dividends paid must be reinvested in shares of stock, which may or may not be subject to the same restrictions applicable to such restricted stock. All distributions, if any, received by a holder of restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant. Holders of restricted stock units will have no rights as stockholders of our company. The Compensation Committee may provide that the holder of restricted stock units will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional restricted stock units.

Unless the Compensation Committee otherwise provides, upon the termination of a person’s service, any restricted stock or restricted stock units held by the person that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited.

The Compensation Committee may grant restricted stock or restricted stock units to a person in respect of services rendered and other valid consideration, or in lieu of or in addition to any cash compensation due the person.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Compensation Committee, the restrictions applicable to shares of restricted stock or restricted stock units will lapse. Restricted stock units may be settled in cash or stock as determined by the committee and set forth in the award agreement.

Unrestricted Stock Awards. The Compensation Committee may grant or sell an unrestricted stock or unrestricted stock unit award to an eligible person in respect of services rendered and other valid consideration, or in lieu of or in addition to any cash compensation due the person.

Dividend Equivalent Rights. A dividend equivalent right is an award entitling a person to receive credits based on cash or stock distributions that would have been paid on the shares of our Class A Stock or Class C Stock, as applicable, if such shares had been issued to and held by the person. A dividend equivalent right may be granted as a component of another award or as a freestanding award. The terms and conditions of dividend equivalent rights will be specified in the award agreement.

Performance Awards. Under the Amended 2005 Plan, our Compensation Committee may approve an equity award that is subject to the attainment of one or more performance goals. If an award is designated as a performance based award, the Amended 2005 Plan requires that the award be contingent upon the achievement of pre-established, objective performance goals over a performance period established by the Compensation Committee. In establishing the performance goals, the committee must use one or more of the several business criteria listed in the Amended 2005 Plan, which include the following, and which may be applied to our company as a whole, and/or to specified subsidiaries or business units of our company: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, a Standard & Poor’s stock index; (3) net revenues; (4) net income; (5) earnings per share; (6) income from operations; (7) operating margin; (8) gross profit; (9) gross margin; (10) pretax earnings; (11) earnings before interest expense, taxes, depreciation and amortization; (12) return on equity; (13) return on capital; (14) return on investment; (15) return on assets; (16) working capital; (17) free cash flow; and (18) ratio of debt to stockholders’ equity. Performance goals must be established in writing no later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain. The Compensation Committee may reduce, but not increase, the amount of the award that is earned based upon achievement of the performance goals. The Compensation Committee must certify in writing prior to grant, exercise or settlement of the award that the performance goals were in fact satisfied.

The measurement of any performance goal may include or exclude any of the following events that occur during or otherwise impact a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary and/or nonrecurring items as described in our financial statements or notes thereto and/or in management’s discussion and analysis of financial condition and results of operations, and in any case appearing in our annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

The maximum number of shares of stock that may be granted under a performance based equity award to any one person in any calendar year is 1,000,000, other than an option or stock appreciation right (which are subject to a 2,000,000 maximum). These limitations on the maximum number of shares of stock that may be granted under various awards will be equitably adjusted in the event of various changes in the capitalization of our company.

Adjustment for Corporate Changes. The Amended 2005 Plan provides that the Compensation Committee will specify the effect of a Change in Control in the award agreement for any award. The Compensation Committee has generally provided that all restricted stock and restricted stock units and other equity awards will vest upon a change in control only if an employee is terminated without cause or for good reason (generally referred to as a “double trigger”). In the event of a recapitalization, reclassification, stock split, or other similar change affecting our stock, we will adjust proportionately and accordingly the number, class and kinds of shares for which awards may be made under the Amended 2005 Plan, including the maximum number of shares of Class A Stock or Class C Stock under a performance-based equity award or with respect to which stock options or stock appreciation rights may be granted pursuant to the Amended 2005 Plan in any calendar year to any one person, and the number, class and kind of shares for which awards are outstanding so that the proportionate interest of the person holding the award immediately following such event will, to the extent practicable, be the same as immediately before such event.

If we undergo any reorganization, merger, or consolidation with one or more other entities and there is a continuation, assumption or substitution of stock options and stock appreciation rights in connection with the transaction, any stock option or stock appreciation right previously granted will apply to the securities to which a holder of the number of shares of stock subject to such award would have been entitled immediately following such transaction, with a corresponding proportionate adjustment of the exercise price per share. If we undergo any such transaction and there is not a continuation, assumption or substitution of stock options and stock appreciation rights in connection with the transaction, then in the Compensation Committee’s discretion, each stock option and stock appreciation right may be canceled in exchange for the same consideration that the person otherwise would receive as a stockholder in connection with the transaction (or cash equal to such consideration) if the person held the number of shares of stock generally obtained by dividing (i) the excess of the fair market value of the number of shares of stock that remain subject to the exercise of the vested portion of such award immediately before such transaction over the total exercise price for such vested portion, by (ii) the fair market value of a share of stock on such date.

Clawback Events. The Amended 2005 Plan provides that any award subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy we adopt pursuant to any such law, government regulation or stock exchange listing requirement) and the Compensation Committee, in its sole and exclusive discretion, may require that any award recipient reimburse us for all or part of the amount of any payment in settlement of any award.

Nontransferability of Awards. Generally, only the person who received a stock option or stock appreciation right may exercise the award and no such award will be assignable or transferable other than by will or laws of descent and distribution. However, the Amended 2005 Plan permits the Compensation Committee to adopt procedures to allow an award recipient to designate a beneficiary to exercise the rights of the recipient and receive any distribution with respect to the awards upon the recipient’s death. In addition, if authorized in the award agreement, the person may transfer, not for value, all or part of the award (other than an incentive stock option) to certain family members. Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee.

Tax Withholding and Tax Offset Payments. We will have the right to deduct from payments of any kind otherwise due to a person any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award to such person, upon the issuance of any shares of stock upon the exercise of a stock option or stock appreciation right or pursuant to an award.

Registration. We intend to amend our existing registration statement on Form S-8 filed with the SEC with respect to the Amended 2005 Plan to cover shares issuable under the Amended 2005 Plan.

Plan Benefits. The following reflects grants made during 2018 and in February 2019 under the 2005 Plan. All future awards to directors, executive officers, and employees will be made at the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the Amended 2005 Plan at this time.

Name and Position	Number of Units(1)
Kevin Plank, Chairman of the Board and Chief Executive Officer	1,038,644
David Bergman, Chief Financial Officer	161,808
Kevin Eskridge, Chief Product Officer	161,808
Paul Fipps, Chief Digital Officer	291,594
Patrik Frisk, President and Chief Operating Officer	465,864
Executive Group	2,734,077
Non-Executive Director Group	134,433
Non-Executive Officer Employee Group	7,352,185

(1)

Includes a combination of time based and performance based restricted stock unit awards and, with respect to Mr. Plank, time based and performance based stock option awards. With respect to the performance based awards, vesting is tied to company performance. With respect to any performance based awards for which the performance period is not complete, the information in the table above reflects the number of performance awards assuming achievement of the target level of performance conditions for these performance awards. A portion of the awards granted during 2018 vested in February 2019.

Federal Income Tax Consequences. The following is a summary of the general federal income tax consequences to our company and to U.S. taxpayers of awards granted under the Amended 2005 Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

Non-Qualified Stock Options and Stock Appreciation Rights. No taxable income is reportable when a non-qualified stock option or stock appreciation right is granted to a person. Upon exercise, generally, the person will have ordinary income equal to the fair market value of the underlying shares of our Class A or Class C Stock, as applicable, on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be a capital gain or loss to the person.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for persons who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the incentive stock option is exercised). If the person exercises the incentive stock option and then sells the underlying shares of our Class A Stock or Class C Stock, as applicable, more than two years after the grant date and more than one year after the exercise date, the sale price minus the exercise price will be taxed as capital gain or loss. If the person exercises the incentive stock option and sells the shares before the end of the two- or one-year holding periods, then the person generally will have ordinary income at the time of the sale equal to the fair market value of the shares of our Class A Stock or Class C Stock, as applicable, on the exercise date (or the sale price, if less) minus the exercise price of the incentive stock option, and any additional gain on the sale will be treated as capital gain.

Restricted Stock and Restricted Stock Units. A person receiving restricted stock or restricted stock units will not have taxable income upon the grant unless, in the case of restricted stock, the person timely elects under Internal Revenue Code Section 83(b) to be taxed at that time. Instead, the person will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares of our Class A Stock or Class C Stock, as applicable, (or cash) received.

Unrestricted Stock and Unrestricted Stock Units. A person receiving an unrestricted stock or unrestricted stock unit award will have taxable income when the shares underlying the award are delivered equal to the fair market value of the shares on the delivery date.

Tax Effect for Our Company. We generally will receive a tax deduction for any ordinary income recognized by a person with respect to an award under the Amended 2005 Plan (for example, upon the exercise of a non-qualified stock option). In the case of incentive stock options that meet the holding period requirements described above, the person will not recognize ordinary income; therefore, we will not receive a deduction. Our deduction may also be limited by Internal Revenue Code Section 280G or Section 162(m).

Section 162(m) generally provides that a publicly traded corporation may not deduct compensation in excess of $1.0 million per year paid to the company’s “covered employees.” “Covered employee” includes (a) any individual who at any time during the taxable year is either our principal executive officer or principal financial officer, or an employee whose total compensation for the tax year is required to be reported to our shareholders because he or she is among the three highest compensated officers for the tax year (other than the principal executive officer or principal financial officer), and (b) any person who was a covered employee at any time after December 31, 2016. However, certain awards that qualified as “performance-based compensation” under Section 162(m) were not subject to such $1.0 million limitation. The performance-based compensation exception was eliminated by the Tax Act with respect to tax years beginning January 1, 2018; however, under a transition rule, compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and which is not materially modified after such date may still qualify for the performance-based compensation exception. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. While the Compensation Committee is mindful of the benefit to our performance of full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives and support our compensation philosophy. The Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our shareholders.

Approval of Proposal 3 requires the affirmative “FOR” vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” approval of the Amended 2005 Plan.

INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, to continue as our independent registered public accounting firm for the year ending December 31, 2019. Representatives of PwC are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and they will respond to appropriate questions from stockholders.

Fees

The fees billed by PwC for 2018 and 2017 for services rendered to Under Armour were as follows:

	2018	2017
Audit Fees	$2,656,275	$3,236,797
Audit-Related Fees	54,400	78,900
Tax Fees	1,777,800	480,855
All Other Fees	5,040	4,140

Audit Fees

Audit fees are for the audit of our annual consolidated financial statements and our internal control over financial reporting, for reviews of our quarterly financial statements and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Audit fees for 2017 included additional fees associated with the implementation of a new global operating and financial reporting technology system.

Audit-Related Fees

When paid, audit-related fees generally are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Fees” above. For 2018, audit-related fees consisted primarily of assistance with preparations for compliance with updated lease accounting standards, and for 2017, preparations for compliance with updated revenue recognition standards.

Tax Fees

When paid, tax fees generally are for tax planning and tax advice. For 2018, $1.5 million of the tax fees presented above included professional services related to legal entity restructuring and international and domestic tax planning as result of our business operating model changes. For 2017, tax fees primarily included assistance with tax credit reviews and consulting services in connection with our corporate structure.

All Other Fees

All other fees relate to a subscription to an accounting research tool.

Pre-Approval Policies and Procedures

As set forth in the Audit Committee’s Charter, the Audit Committee approves in advance all services to be performed by our independent registered public accounting firm, including all audit and permissible non-audit services. The committee has adopted a written policy for such approvals. The policy provides that the committee must specifically pre-approve the terms of the annual audit services engagement and may pre-approve, for up to one year in advance, particular types of permissible audit-related, tax and other non-audit services. The policy also provides that the services shall be described in sufficient detail as to the scope of services, fee and fee structure, and the impact on auditor independence. The policy states that, in exercising its pre-approval authority, the committee may consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, people, culture, accounting systems, risk profiles and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The policy also provides that the committee should be mindful of the relationship between fees for audit and non-audit services. Under the policy, the committee may delegate pre-approval authority to one or more of its members and any pre-approval decisions will be reported to the full committee at its next scheduled meeting. The committee has delegated this pre-approval authority to the Chairman of the committee.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is oversight of matters relating to accounting, internal control, auditing, financial reporting, risk and legal and regulatory compliance. The Audit Committee oversees the audit and other services of our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee. Our management is responsible for the financial reporting process and preparation of quarterly and annual consolidated financial statements. Our independent registered public accounting firm is responsible for conducting audits and reviews of our consolidated financial statements and audits of our internal control over financial reporting.

The Audit Committee has reviewed and discussed our 2018 audited consolidated financial statements with management and with our independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by applicable auditing guidance.

The Audit Committee also has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above and subject to the limitations on its role and responsibilities, the Audit Committee recommended to the Board that the 2018 audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 to be filed with the SEC. The Board of Directors approved this recommendation.

A.B. Krongard, Chairman

Douglas E. Coltharp

Mohamed A. El-Erian

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

Under the rules and regulations of the SEC, the Audit Committee is directly responsible for the appointment of our independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the year ending December 31, 2019. PwC has served as our independent auditors since 2003. The services provided to us by PwC, along with the corresponding fees for 2018 and 2017, are described under the caption “Independent Auditors” in this Proxy Statement.

Stockholder ratification of the appointment of the independent registered public accounting firm is not required. We are asking stockholders to ratify the appointment because we believe it is a sound corporate governance practice. If our stockholders do not ratify the selection, the Audit Committee will consider whether or not to retain PwC, but may still retain them.

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of a registered class of our securities, to file initial reports of ownership of our stock and reports of changes in such ownership with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our executive officers, directors and greater than 10% stockholders, all required filings pursuant to Section 16(a) were timely made during 2018. With respect to required filings in 2019, one statement of changes in beneficial ownership of securities on Form 4 was not made timely. On February 19, 2019, the Compensation Committee of our Board of Directors granted two separate time based restricted stock unit awards for shares of our Class C Stock to Tchernavia Rocker, our Chief People and Culture Officer. One of these awards (for 12,894 shares) was inadvertently omitted from Ms. Rocker’s Form 4 filed on February 20, 2019. The award was promptly reported after the mistake was discovered on March 25, 2019.

STOCKHOLDER PROPOSALS

Stockholder proposals to be included in our Proxy Statement pursuant to SEC rule 14a-8 for our 2020 Annual Meeting of Stockholders must be received by the Secretary of Under Armour on or before November 27, 2019.

Stockholders wishing to submit a proposal (including a nomination for election as a director) for consideration at the 2020 Annual Meeting of Stockholders, but which will not be included in the Proxy Statement for such meeting, must do so in accordance with the terms of the advance notice provisions in our bylaws. These advance notice provisions require that, among other things, the stockholder give timely written notice to the Secretary of Under Armour not less than 90 days nor more than 150 days prior to the first anniversary of the date of the mailing of the notice of the previous year’s Annual Meeting of Stockholders. For the 2020 Annual Meeting of Stockholders, a stockholder’s notice of a proposal will be considered timely if received no earlier than October 29, 2019 and no later than December 28, 2019. However, if we delay or advance mailing notice of the 2020 Annual Meeting of Stockholders by more than 30 days from the date of the first anniversary of the 2019 notice mailing, then such stockholder notice of proposal must be delivered to the Secretary of Under Armour not less than 90 days nor more than 150 days prior to the date of mailing of the notice for the 2020 Annual Meeting (or by the tenth day following the day on which we disclose the mailing date of notice for the 2020 Annual Meeting, if that date is later).

APPENDIX A

UNDER ARMOUR, INC.

THIRD~~SECOND~~ AMENDED AND RESTATED

2005 OMNIBUS LONG-TERM INCENTIVE PLAN~~, AS AMENDED~~

Under Armour, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its Third~~Second~~ Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Plan”). Subject to shareholder approval, t~~T~~he Plan, as herein amended and restated, will become effective as of March 22, 2019 (the “Effective Date”).~~the date upon which the Company first issues any shares of Class C Shares (as defined in the Plan).~~

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, or Dividend Equivalent Rights under the Plan.

2.3 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” shall have the meaning set forth in Section 15.2.

2.6 “Class A Shares” means the class A common stock, par value $.0003 1/3 per share, of the Company.

2.7 “Class C Shares” means the class C common stock, par value $.0003 1/3 per share, of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of the Board comprised of at least two (2) members appointed by the Board. Each Committee member shall be a “non-employee director” within the meaning of the exemption under Rule 16b-3 of the Exchange Act; provided that with respect to any Award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, that is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after such date, then each Committee member shall also be an “outside director” within the meaning of Section 162(m) of the Code ~~and an “outside director” within the meaning of Section 162(m) of the Code~~.

2.10 “Company” means Under Armour, Inc., a Maryland corporation, or any successor corporation.

2.11 “Disability” means, unless otherwise stated in the applicable Award Agreement, a physical or mental condition of the Grantee with respect to which the Grantee is eligible for benefits under a long-term disability plan sponsored by the Company or an Affiliate or would be eligible if the Grantee had purchased coverage under such long-term disability plan; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.12 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.13 [RESERVED]~~“Effective Date” This Second Amended and Restated 2005 Omnibus Long-Term Incentive Plan is effective February 17, 2015~~.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.15 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the grant date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market) on the grant date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith using a reasonable valuation method in accordance with Section 409A of the Code.

2.16 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent (50%) of the voting interests.

2.17 “Grantee” means a person who receives or holds an Award under the Plan.

2.18 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.19 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.20 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.21 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.22 “Plan” means this Third~~Second~~ Amended and Restated Under Armour, Inc. 2005 Omnibus Long-Term Incentive Plan, as may be amended from time to time.

2.23 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.24 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.25 “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.26 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.27 “Section 409A” shall mean Section 409A of the Code and the regulations and other binding guidance promulgated thereunder.

2.28 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.29 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate; provided, however, if any Award governed by Section 409A is to be distributed on a termination of Service, then Service shall be terminated when the Grantee has a “separation from service” within the meaning of Section 409A. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.30 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.31 “Stock” means, as applicable with respect to any Award, either Class A Shares or Class C Shares as designated in the applicable Award Agreement.

2.32 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.33 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.34 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.35 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.36 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	General.

The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Committee shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock and class of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement, and

(vi) amend, modify, or supplement the terms of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that (i) causes the Option or SAR to become subject to Section 409A, or (ii) without the approval of the stockholders of the Company, (a) reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR Exercise Price, (b) would be treated as a re-pricing under the rules of The New York Stock Exchange or the otherwise applicable stock exchange, or (c) provides for the cash repurchase of Options or SARs when the Fair Market Value of a share of Stock is lower than the Option Price of such Option or the SAR Exercise Price of such SAR; provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15.

3.2.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.3.	Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 15, from and after the Effective Date (a) the maximum number of shares of Class A Shares authorized under the Plan shall be 30,000,000, with 9,036,229 available for issuance under the Plan ~~shall be 30.0 million~~, and (b) the maximum number of shares of Class C Shares authorized under the Plan shall be 45,000,000, with 25,867,239 available for issuance under the Plan ~~shall be 30.0 million~~. All such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted pursuant to the Plan in any calendar year to any one Service Provider or other participant in the Plan shall be 2.0 million. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4. Subject to any limitations of the Code, the following shares of Stock subject to an Award shall not reduce the number of shares of Stock available for delivery in connection with future Awards under the Plan: (a) any shares of Stock that are subject to any Award which for any reason expires or is terminated, forfeited or canceled without having been fully exercised or satisfied, (b) any Award based on shares of Stock that is settled for cash, expires or otherwise terminates without the issuance of such Stock, and (c) Stock delivered under the Plan in connection with the continuation, assumption or substitution of Options and SARs pursuant to Section 15.4. To the extent that the Option Price of any Option granted under the Plan, or if pursuant to Section 16.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, such shares of Stock shall be deemed to have been delivered for purposes of the limits set forth in this Section 4. Upon the exercise of a SAR, the total number of Shares subject to such exercise shall reduce the number of Shares available for delivery under the Plan.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Term.

The Plan shall be effective as of the Effective Date. No further Awards may be made under the Plan on or after the ten (10) year anniversary of the Effective Date.

5.2.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded; provided, however, that the Board may amend the Plan and the Committee may amend any Award or Award Agreement, either retroactively or prospectively, without the consent of the Grantee, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act~~, and/or so that any Award that is intended to qualify as performance-based compensation qualifies for such exception under Code Section 162(m)~~, or (y) if the Board or the Committee determines in its discretion that such amendment either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made to: (i) any Service Provider, including any Service Provider who is an officer or director of the Company or of any Affiliate, as the Committee shall determine and designate from time to time, and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2.	Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award.

6.4.	Minimum Vesting Period.

Any Award granted after the Effective Date shall be subject to a minimum vesting period of not less than one year from the date such award is granted; provided, however, that the foregoing minimum vesting period shall not apply in connection with (a) a Change in Control, (b) termination of the Grantee’s service due to death or Disability, (c) Awards granted in substitution or exchange for an Award pursuant to Section 6.3 hereof, so long as such substitute or exchange does not reduce the vesting period of the Award being replaced, (d) Awards granted to non-employee directors of the Company at any annual shareholder meeting which provide that such Awards will vest on the date of the next annual shareholder meeting, or (e) Awards which in the aggregate cover a number of shares of Stock not to exceed five percent (5%) of the total number of shares of Stock available for issuance under the Plan as of the Effective Date, as described in Section 4 hereof.

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option shall be at least the Fair Market Value on the grant date of a share of Stock; provided, however, that (a) in the event that a Grantee is a Ten Percent Stockholder as of the grant date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred and ten ~~110~~ percent (110%) of the Fair Market Value of a share of Stock on the grant date, and (b) with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, the Option Price does not need to be at least the Fair Market Value on the grant date.

8.2.	Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the grant date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the grant date shall not be exercisable after the expiration of five years from its grant date. An Award Agreement may provide that the period of time over which an Option (other than an Incentive Stock Option) may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Grantee’s exercise of such Option would violate an applicable law or the Grantee is subject to a “black-out” period; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law or be subject to such “black-out” period.

8.4.	Termination of Service.

Each Award Agreement at the grant date shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.6.	Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled, subject to Section 3.3 hereof, to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8.	Transferability of Options.

Except as provided in Section 8.9, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.9, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.9.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.9, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.9, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.9 or by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may also provide that Options may be transferred to persons other than Family Members. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.10.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment.

An SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price, as determined by the Committee. The Award Agreement for an SAR shall specify the SAR Exercise Price, which may be fixed at the Fair Market Value of a share of Stock on the grant date or may vary in accordance with a predetermined formula while the SAR is outstanding; provided that the SAR Exercise Price may not be less than the Fair Market Value of a share of Stock on the grant date, except with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, in which case the SAR Exercise Price does not need to be at least the Fair Market Value on the grant date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. An SAR granted in tandem with an outstanding Option following the grant date of such Option may have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a share of Stock on the grant date of the SAR.

9.2.	Other Terms.

The Committee shall determine at the grant date or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which

SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.	Restrictions.

At the time of grant, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership, subject to Section 3.3 hereof, representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the grant date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.4.	Rights of Holders of Restricted Stock Units.

10.4.1.	Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

10.4.2.	Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders.

10.4.3.	Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to such Award.

10.6.	Consideration.

The Committee may grant Restricted Stock or Restricted Stock Units to a Grantee in respect of Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

10.7.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, subject to Section 3.3 hereof, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at a Purchase Price determined by the Committee) an Award of unrestricted stock or unrestricted stock units to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. The provisions of Section 10.4 shall apply to any awards of unrestricted stock units.

12.	FORM OF PAYMENT FOR AWARDS

12.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, Restricted Stock Units or Unrestricted Stock, shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 12.

12.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, Restricted Stock Units or Unrestricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

To the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price, and any withholding taxes described in Section 16.3, on the date of exercise.

12.4.	Net Exercise.

To the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made by instructing the Committee to withhold a number of shares of Stock otherwise deliverable to the Grantee pursuant to exercise of the Option having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price.

12.5.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash or stock distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Grantee. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding any provision of this Section 13.1 to the contrary, no Dividend Equivalent Right may provide for settlement directly or indirectly contingent upon the exercise of an Option or Stock Appreciation Right.

13.2.	Termination of Service.

Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	REQUIREMENTS OF LAW

14.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number, class or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number, class and kinds of shares for which grants of Options and other Awards may be made under the Plan, including the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted pursuant to the Plan in any calendar year to any one Service Provider or other participant in the Plan, shall be adjusted proportionately and accordingly by the Company; provided that any such adjustment shall comply with Section 409A. In addition, the number, class and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number, class and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

15.2.	Definition of Change in Control.

“Change in Control” shall mean the occurrence of any of the following:

a.

Any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that a Change in Control shall not be deemed to occur if an employee benefit plan (or a trust forming a part thereof) maintained by the Company, and/or Kevin Plank and/or his immediate family members, directly or indirectly, become the beneficial owner, of more than fifty percent (50%) of the then-outstanding voting securities of the Company after such acquisition;

b.

A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. ‘Incumbent Directors’ shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

c.

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (a) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as prior to such merger or consolidation; or (b) the directors of the Company immediately prior thereto continuing to represent at least fifty percent (50%) of the directors of the Company or such surviving entity immediately after such merger or consolidation; or

d.	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

15.3.	Effect of Change in Control

The Committee shall determine the effect of a Change in Control upon Awards, and such effect shall be set forth in the appropriate Award Agreement. ~~Unless otherwise determined by the Committee, Awards that would become vested within the twelve months following the effective date of such Change in Control shall be immediately vested on such Change in Control.~~ The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Change in Control, including, but not limited to, accelerated vesting, termination or assumption. The Committee may also provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 15.1 and 15.2. Notwithstanding any other provision of this Section 15.3, (i) no Change in Control shall trigger payment of an Award subject to the requirements of Section 409A unless such Change in Control qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 409A, and (ii) any Award that otherwise is intended to satisfy the requirements of Section 409A shall not be amended or modified (directly or indirectly, in form or operation) to the extent such amendment or modification would cause compensation deferred under the applicable Award (and applicable earnings) to be included in income under Section 409A.

15.4.	Reorganization, Merger or Consolidation.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities and there is a continuation, assumption or substitution of Options and SARs in connection with such transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities and there is not a continuation, assumption or substitution of Options and SARs in connection with such transaction, then in the discretion and at the direction of the Committee, each Option and SAR may be canceled unilaterally in exchange for the same consideration that the Grantee otherwise would receive as a shareholder of the Company in connection with such transaction (or cash equal to such consideration) if the Grantee held the number of shares of Stock obtained by dividing (i) the excess of the Fair Market Value of the number of such shares which remain subject to the exercise of the vested portion of such Option or SAR immediately before such Change in Control over the total Option Price or SAR Exercise Price for such vested portion, as the case may be, by (ii) the Fair Market Value of a share of Stock on such date, which number shall be rounded down to the nearest whole number. An Option or SAR may be cancelled without consideration and without the Grantee’s consent if such Award has no value, as determined by the Committee, in its sole discretion.

15.5.	Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

15.6.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.	GENERAL PROVISIONS

16.1.	Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider, if applicable. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

16.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

16.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations, or such greater amount up to the maximum statutory withholding rate under applicable law as applicable to such Grantee, if such other greater amount would not result in adverse financial accounting treatment as determined by the Committee. A Grantee who has made an election pursuant to this Section 16.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

16.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

16.5.	Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

16.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8.	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

16.9.	Clawback Events.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company from time to time, pursuant to any such law, government regulation ~~or~~, stock exchange listing requirement or otherwise), and the Committee, in its sole and exclusive discretion, may require that any Grantee reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.

16.10.	Beneficiary Designation.

In accordance with procedures adopted by the Committee from time to time, a Grantee may designate a beneficiary to exercise the rights of the Grantee and to receive any distribution with respect to any Award upon the Grantee’s death. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee’s lifetime. A beneficiary, legal representative, or other person claiming any rights under the Plan shall be subject to all terms and conditions of the Plan, any applicable Award Agreement, and to any other conditions deemed appropriate by the Committee. In the absence of any such beneficiary designation, a Grantee’s unexercised Awards, or amounts due but remaining unpaid to such Grantee, at the Grantee’s death, shall be exercised or paid as designated by the Grantee by will or by the laws of descent and distribution.

16.11.	Section 409A.

It is intended that each Award either be exempt from the requirements of Section 409A or will comply (in form and operation) with Section 409A so that compensation deferred under an applicable Award (and any applicable earnings) will not be included in income under Section 409A. Any ambiguities in this Plan will be construed to affect the intent as described in this Section 16.11. Unless the Committee provides otherwise in an Award Agreement, each Award shall be paid in full to the Grantee no later than the fifteenth (15th) day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If an Award is subject to Section 409A, the Award Agreement will satisfy the written documentation requirement of Section 409A either directly or by incorporation by reference to other documents. Notwithstanding any contrary provision in the Plan or Award Agreement, each Award that is subject to Section 409A and that is payable under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service shall be delayed for the first six (6) months following such specified employee’s separation from service (or, if earlier, the date of death of the specified employee) and shall instead commence (in a manner set forth in the Award Agreement) upon expiration of such delay period. The Company shall have no liability to a Grantee or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to interest or penalties with respect to Section 409A, responsibility for payment of such penalties shall rest solely with the Grantee and not with the Company. The Company does not make any representation to any Grantee as to the tax consequences of any Awards made pursuant to this Plan, and the Company shall have no liability or other obligation to indemnify or hold harmless the Grantee or any beneficiary for any tax, additional tax, interest or penalties that the Grantee or any beneficiary may incur as a result of the grant, vesting, exercise or settlement of an Award under this Plan.

17.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

17.1.	Performance Awards.

“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 17.3) over a performance period established by the Committee in its discretion.

17.2.	[RESERVED]~~Performance Conditions.~~

~~The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to adjust the amounts payable under any Award subject to performance conditions, except as limited under Sections 17.3 hereof in the case of a Performance Award intended to qualify under Code Section 162(m)~~.

17.3.	Performance Awards Qualifying as Performance-Based Compensation.

If and to the extent that the Committee grants a Performance Award ~~determines that an Award to be granted~~ to a Grantee ~~should qualify as “performance-based compensation” for purposes of Code Section 162(m)~~, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established, objective performance goals and other terms set forth in this Section 17.3.

17.3.1.	Performance Goals Generally.

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 17.3. Performance goals shall be objective ~~and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder~~. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

17.3.2.	Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, a Standard & Poor’s stock index; (3) net revenues; (4) net income;

(5) earnings per share; (6) income from operations; (7) operating margin; (8) gross profit; (9) gross margin; (10) pretax earnings; (11) earnings before interest expense, taxes, depreciation and amortization; (12) return on equity; (13) return on capital; (14) return on investment; (15) return on assets; (16) working capital; (17) free cash flow; and (18) ratio of debt to stockholders’ equity.

17.3.3.	Timing for Establishing Performance Goals.

Performance goals shall be established in writing by the Committee not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal and provided that it is established at or before twenty-five ~~25~~ percent (25%) of the performance period has elapsed~~, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m)~~.

17.3.4.	Adjustment of Performance-Based Compensation.

The Committee may provide in any Award that any evaluation of achievement of performance goals may, among other things, include or exclude any of the following events that occur during or otherwise impact a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary and/or nonrecurring items as described in the Company’s financial statements or notes thereto and/or in management’s discussion and analysis of financial condition and results of operations, and in any case appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. ~~To the extent such inclusions or exclusions affect Awards to a Grantee, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.~~ Awards that are intended to qualify as performance-based compensation may not be adjusted upward; however, the Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, as the Committee determines.

17.3.5.	Settlement of Performance Awards; Other Terms.

Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce (but not increase) the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

17.3.6.	Committee Certification.

The Committee must certify in writing prior to payment of, or other event that results in the inclusion of income (for example, the vesting of Restricted Stock) from, the related compensation that the performance goals and any other material terms were in fact satisfied. Approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

17.3.7.	Annual Share Limits.

Section 4 sets forth the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted pursuant to the Plan in any calendar year to any one Service Provider. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock that may be granted to any one Service Provider under a Performance Award, other than an Option or Stock Appreciation Right, in any calendar year shall be 1.0 million.

17.4.	Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, and the achievement of performance goals relating to Performance Awards shall be made in writing ~~in the case of any Award intended to qualify under Code Section 162(m)~~. ~~To the extent permitted by Code Section 162(m), t~~The Committee may delegate any responsibility relating to such Performance Awards to the extent permitted by the Company’s certificate of incorporation and bylaws and applicable law.

17.5.	Status of Section 17.3 Awards Under ~~Code~~ Section 162(m) of the Code.

Notwithstanding anything in the Plan to the contrary, the Committee shall administer any Awards in effect on November 2, 2017 which qualify as “performance-based compensation” under Section 162(m) of the Code, as amended the by Tax Cuts and Jobs Act (the “TCJA”), in accordance with the “grandfathering” transition rules applicable to written binding contracts in effect on November 2, 2017 and shall have the discretion to amend the Plan to conform to the TCJA, all without obtaining further approval from the Company’s shareholders (unless otherwise required by applicable law). Further, this amended and restated Plan is not intended, and shall not be deemed as amending, any such Awards to the extent it would result in the loss of deductibility under the TCJA’s “grandfathering” rules under Section 162(m) of the Code. ~~It is the intent of the Company that Performance Awards under Section 17.3 hereof shall constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 17.3 and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Performance Awards, the Committee may make any adjustments to the process described in Section 17.3 it deems appropriate.~~

APPENDIX B

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement refers to “adjusted operating income” which is considered a non-GAAP financial measure, as defined by SEC Regulation G. We have provided below a reconciliation of this measure to the most directly comparable financial measure calculated in accordance with GAAP. We believe this non-GAAP financial measure may be useful in evaluating our financial information and comparing year-over-year performance, and we have incorporated this measure into certain of our executive compensation programs. However, this measure should not be considered in isolation and should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In addition, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

For purposes of this Proxy Statement, we define adjusted operating income as our reported income from operations, adjusted to exclude the impact of our 2018 restructuring plan.

The following table provides a numerical reconciliation of adjusted operating income to loss from operations (in millions):

Year Ended December 31, 2018
Loss from operations (GAAP)	$(25)
Add: Impact of 2018 restructuring plan	$204

Adjusted operating income (Non-GAAP)	$179

B-1

UNDER ARMOUR, INC. ATTN: CORPORATE SECRETARY 2601 Port Covington Drive Baltimore, Maryland 21230

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors

Nominees

01	Kevin A. Plank 02 George W. Bodenheimer 03 Douglas E. Coltharp 04 Jerri L. DeVard 05 Mohamed A. El-Erian
06	Karen W. Katz 07 A.B. Krongard 08 William R. McDermott 09 Eric T. Olson 10 Harvey L. Sanders

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.;								For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation of executives as disclosed in the “Executive Compensation” section of the proxy statement, including the Compensation Discussion and Analysis and tables.							☐	☐	☐

3.	To approve our Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan to increase the number of Class C shares reserved for issuance, among other changes.							☐	☐	☐

4.	Ratification of appointment of independent registered public accounting firm.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is available at www.proxyvote.com

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

UNDER ARMOUR, INC.

Annual Meeting of Stockholders

May 9, 2019 10:00 AM

This proxy is solicited by the Board of Directors

CLASS A COMMON STOCK

The undersigned hereby appoints Kevin A. Plank and John P. Stanton, and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the Class A Common Stock of Under Armour, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Under Armour to be held on May 9, 2019, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

This proxy will be voted as directed. If no direction is made, this proxy will be voted “FOR” all Nominees under Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side

UNDER ARMOUR, INC. ATTN: CORPORATE SECRETARY 2601 Port Covington Drive Baltimore, Maryland 21230

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors

Nominees

01	Kevin A. Plank 02 George W. Bodenheimer 03 Douglas E. Coltharp 04 Jerri L. DeVard 05 Mohamed A. El-Erian
06	Karen W. Katz 07 A.B. Krongard 08 William R. McDermott 09 Eric T. Olson 10 Harvey L. Sanders

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.;								For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation of executives as disclosed in the “Executive Compensation” section of the proxy statement, including the Compensation Discussion and Analysis and tables.							☐	☐	☐

3.	To approve our Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan to increase the number of Class C shares reserved for issuance, among other changes.							☐	☐	☐

4.	Ratification of appointment of independent registered public accounting firm.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is available at www.proxyvote.com

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —  — — —

UNDER ARMOUR, INC.

Annual Meeting of Stockholders

May 9, 2019 10:00 AM

This proxy is solicited by the Board of Directors

CLASS B COMMON STOCK

The undersigned hereby appoints Kevin A. Plank and John P. Stanton, and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the Class B Common Stock of Under Armour, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Under Armour to be held on May 9, 2019, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

This proxy will be voted as directed. If no direction is made, this proxy will be voted “FOR” all Nominees under Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side